UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	4812	91-1940650
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7438 Fraser Park Drive, Burnaby, British Columbia, Canada V5J 5B9 (800) 337-6642
(Address and telephone number of principal executive offices)

NRAI, Inc. Suite 108 - 100 Canal Pointe Blvd Princeton, NJ 08540 Tel: 609-716-0300

(Name, address and telephone number of agent for service)

Send Correspondence to:

Dallas Pretty, Chief Financial Officer
7438 Fraser Park Drive, Burnaby, British Columbia,

Canada V5J 5B9

Tel:  (800) 337-6642

Fax:  (602) 357-1148

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock, $0.001 Par Value	190,962,834	$0.09	$17,186,655	$2,022.87

(1)  Pursuant to Rule 429, this is a combined registration statement that covers 27,626,679 shares being carried forward from Registration Statements Nos. 333,123,623, 333-119759, and 333-114817 and 162,851,837 shares being registered for the first time by this registration statement.

(2)  Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the Registration Fee. The fee is based upon the average of the high and low prices for a share of common stock of the registrant, as quoted through the over-the-counter bulletin board on December 8, 2006.

(3)  A registration fee of $645.99 was previously paid in connection with the registration of 35,070,669 shares on Registration Statement No. 333-123623 of which 16,368,545 shares are being carried forward, corresponding to a registration fee previously paid of $592.67.  In addition, a registration fee of $295.77 was previously paid in connection with the registration of 13,731,929 shares on Registration Statement No. 333-119759 of which 11,008,134 shares are being carried forward, corresponding to a registration fee previously paid of $237.10.  In addition, a registration fee of $817.54 was previously paid in connection with the registration of 14,500,122 shares on Registration Statement No. 333-114817 of which 250,000 shares are being carried forward, corresponding to a registration fee previously paid of $14.10.   A registration fee of $1,179.00 is being submitted in connection with this registration statement.

-------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

#

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND THE SELLING SHAREHOLDER IS NOT SOLICITING AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion , 2006

PROSPECTUS

UNITY WIRELESS CORPORATION

190,962,834 SHARES OF COMMON STOCK OF UNITY WIRELESS CORPORATION
_________________________________

The prospectus relates to the resale by certain selling stockholders of Unity Wireless Corporation of up to 190,962,834 shares of our common stock, consisting of:

- up to 56,516,338 shares issuable upon conversion of convertible notes;

- up to 90,296,996 shares issuable upon exercise of warrants;

- up to 6,300,591 shares issuable in lieu of interest on convertible notes; and

- up to 37,848,909 shares issued (i) to settle amounts owed for services; (ii) in lieu of interest on convertible notes, and (iii) upon conversion or exercise of convertible notes and warrants, and which were included in a previous registration statement but remain unsold.

For a description of the plan of distribution of the shares, please see page 16 of this Prospectus.

Our common stock is traded on the OTC Bulletin Board under the symbol "UTYW".  On December 28, 2006, the closing bid price of our common stock was $0.085.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE  BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December , 2006.

#

You should rely only on the information contained in this prospectus.  We have not, and the selling security holders have not, authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business financial condition, results of operations and prospects may have changed since that date. As used in this prospectus, the terms "we", "us", "our", and "Unity" mean Unity Wireless Corporation and its subsidiary, unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements including the notes thereto, appearing elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information you should consider before investing in our common stock.  You should carefully read the entire prospectus including the “Risk Factors” section and the documents and information incorporated by reference into it.

Corporate Information

Our Company, Unity Wireless Corporation, is a Delaware corporation incorporated on October 1, 1998 (formerly Sonic Systems Corporation).  We have four wholly-owned subsidiaries, Unity Wireless Systems Corporation, a British Columbia corporation, Unity Wireless Microwave Systems Ltd., an Israel corporation, Celerica Ltd, a Delaware corporation, and Celletra Inc., an Israel corporation.

Our Business

Unity Wireless is a world-class provider of wireless coverage enhancement solutions for cellular operators and custom subsystems for network infrastructure manufacturers.  We maintain a website at www.unitywireless.com.  Information contained on our website does not form part of this prospectus.

Number of Shares Outstanding

There were 127,170,864 shares of our common stock issued and outstanding as at December 28, 2006.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 162,851,837 shares of our common stock.  The offered shares were acquired by the selling security holders in  transactions  which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.   Our expected expenses for registering these securities are approximately $15,000.

There were 127,170,864 shares of our common stock issued and outstanding as at December 28, 2006.  In addition, as at December 28, 2006, we had an additional 254,646,990 shares reserved for issuance upon exercise of conversion of outstanding options, warrants, convertible debentures and other convertible securities.  Our common stock currently trades on the OTCBB.

The selling stockholders may sell their shares of our common stock at prevailing market prices, privately negotiated prices, or otherwise as stated in the “Plan of Distribution”.  We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders, however we will receive the proceeds from the exercise of warrants.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with the audited consolidated financial statements as at December 31, 2005, and the unaudited consolidated financial statements as at September 30, 2006 and for the nine months ended September 30, 2006 and 2005, including the notes to those financial statements which are included elsewhere in this prospectus, along with the section entitled "Management's Discussion and Analysis" beginning on page  of this prospectus.

	For the nine-months ended September 30, 2006	For the nine-months ended September 30, 2005
Revenue	$4,657,884	$4,634,158
Net Loss for the Period	($5,348,039)	($3,561,117)
Loss Per Share - basic and diluted	($0.06)	($0.04)
	As at September 30, 2006	As at December 31, 2005
Working Capital (Deficiency)	($4,753,353)	($1,985,374)
Total Assets	$27,855,751	$3,966,960
Total Number of Issued Common Stock	94,566,430	90,885,396
Deficit	($32,620,525)	($27,272,486)
Total Stockholders' Equity	($4,445,348)	($760,000)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This  Form SB-2  contains  forward-looking  statements.  For this  purpose,  any statements  contained in this Form SB-2 that are not  statements  of  historical fact  may  be  deemed  to  be  forward-looking   statements.  You  can  identify forward-looking   statements  by  those  that  are  not  historical  in  nature, particularly  those  that  use  terminology  such as  "may,"  "will,"  "should," "expects,"  "anticipates,"  "contemplates,"  "estimates,"  "believes,"  "plans," "projected,"  "predicts,"  "potential,"  or  "continue" or the negative of these similar  terms.  In  evaluating  these  forward-looking  statements,  you should consider various  factors,  including those listed below under the heading "Risk Factors". The Company's actual results may differ significantly from the results projected in the forward-looking  statements.  The Company assumes no obligation to update forward-looking statements.

RISK FACTORS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below are not the only ones facing our company.  Additional risks not presently known to us may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Risks Associated with our Business

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cost requirements.  As of September 30, 2006, we had working deficiency of $4,753,353.  We do not expect positive cash flow from operations in the near term.  We may not be able to obtain additional equity or debt financing on acceptable terms when we need it.  We have pledged all of our assets to secure convertible notes that we issued in August 2004, February 2005, March 2005, February 2006, and November 2006.

We may conduct offerings in the future in which case your shareholdings will be diluted.

Since our inception, we have relied on equity sales of our common stock to fund our operations.  We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake.  If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations.  If we issue additional stock, your percentage interest in us will be diluted.  The result of this could reduce the value of your stock.

There is substantial doubt about our ability to continue as a going concern.

We expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales.   These circumstances raise substantial doubt about our ability to continue as a going concern, as described in our independent auditors' report on the December 31, 2005 consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We depend on a limited number of customers and if we are unable to diversify our customer base and we lose one or more of these customers, then our revenues may decrease significantly.

We had sales of $4,657,884 for the nine-month ended September 30, 2006.  Three customers accounted for 62.32% of sales with one representing 31.13% of sales, another representing 20.56% of sales and another representing 10.63%. No other customer accounted for more than 10% of our sales.

We depend on experienced management and if we are unable to retain or hire such management in the future, then our ability to produce innovative and competitive products could be adversely affected

We depend on the services of our senior management team.  The loss of the services of any one of these persons, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on our business.  We have no plans at present to obtain key person life insurance for any of our officers and directors.  We are also dependent on highly qualified technical and engineering personnel.  If we are unable to retain or hire such management and key technical employees, our ability to generate revenues could be adversely affected, as would our continued business operations. We have not entered into employment or non-competition agreements with our executive officers.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

The wireless communications industry is characterized by rapidly evolving technology and intense competition.  We may be at a disadvantage to other companies having more technical staff, established market share and greater financial and operational resources.  Some of our competitors have achieved greater brand recognition and technologies than we currently enjoy.  We may not be able to successfully compete.

We hold no patents on our technology and may not be able to protect our proprietary technology.

Other than a provisional patent application filed in the United States and Israel for our multi-carrier linear amplifier and repeaters, respectively, we do not have any patents on our technology or products.  We rely on a combination of copyright, trade secret, trademark and patent laws to protect our proprietary intellectual property.

Unanticipated warranty costs could affect the ongoing demand for our products and our ability to operate profitably.

Our products are relatively new to their respective markets and lack extensive field operating experience.  While we have tested our products for failure in certain circumstances, there can be no assurance that our products will continue to operate satisfactorily after sustained field use.  If a substantial number of products are returned and accepted for warranty replacement, the cost to us could have a material adverse effect on our business.

-7

We have a significant amount of aged payables and if we are unable to pay such amounts or if a creditor decides to take legal action against us, we may have to scale down or cease the operation of our business.

As at September 30, 2006, we had accounts payable and accrued liabilities of $9,983,795, of which approximately $5,720,916 represented payables to trade creditors.  To date, these creditors have been co-operating with us to accept a delayed payment of these outstanding payables.  If one or more of these creditors is no longer willing to accept delayed payments and demands immediate payment of any such amounts, then our cash position and our need for further financing may become immediate.  If we are unable to raise the funds to pay off such aged payables, then our continued operations may be negatively affected, and we may have to scale down our even cease the operation of our business.

Risks Associated with our Common Stock

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".  These requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Other Risks

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States.  In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.  We will, however, receive proceeds upon exercise of the warrants and these proceeds will be used for general working capital purposes.  We will incur all costs associated with this registration statement and prospectus.

DETERMINATION OF THE OFFERING PRICE

The selling stockholders may sell their shares of our common stock at prevailing market prices, privately negotiated prices, or otherwise as stated in the “Plan of Distribution”.

SELLING SECURITY HOLDERS

The table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of November 30, 2006, and the number of shares of common stock covered by this prospectus.  All shares offered hereby are being registered pursuant to registration agreements with the Company.

The selling stockholders may offer and sell, from time to time, any or all of the 190,962,834shares of common stock to be registered. No estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The table indicates the shares that are offered hereby that are issuable upon conversion of convertible notes, the exercise of warrants issued in private placements, or in lieu of interest on convertible notes. The table also indicates, under the title “Shares in the preceding column that are registered hereunder,” the shares registered hereby that were issued (i) to settle amounts owed for services; (ii) in lieu of interest on convertible notes, and (iii) upon conversion or exercise of previously registered securities.

Selling Security Holder	Shares owned prior to this offering	Shares in the preceding column which are registered hereunder	Shares issuable upon conversion of notes, all of which are registered hereunder	Shares issuable in lieu of interest of notes, all of which are registered hereunder	Shares issuable upon exercise of warrants, all of which are registered hereunder	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding (1)
							# of shares	% of Class
Beth Medrash Govoha of Lakewood (a)	655,726	-	-	-	233,333	233,333	655,726	0.21
Chancellor Apartments LLC (b)	1,525,000	-	-	-	258,750	258,750	1,525,000	0.48
Mokhlis Y. Zaki	632,632	-	-	-	50,000	50,000	632,632	0.20
Moshe Rosner	345,000	-	-	-	132,109	132,109	345,000	0.11
Mueller & Company (c)	-	-	-	-	166,667	166,667	-	-
Shalom Torah Centers (d)	193,749	-	-	-	129,375	129,375	193,749	0.06
Sid Tarrabain Professional Corporation (e)	-	-	-	-	33,334	33,334	-	-
Keren MYCB Elias Foundation (f)	294,001	294,001	278,750	33,659	555,555	1,161,965	-	-
William N. Weidman	18,912,799	262,081	312,500	250,000	2,210,300	3,034,881	18,650,718	5.86
Bridges & Pipes LLC (g)	892,716	561,788	1,812,500	650,000	500,000	3,524,288	330,928	0.10
Bushido Capital Master Fund, L.P. (h)	1,706,737	1,480,139	13,194,444	1,300,000	5,625,000	21,599,583	226,598	0.07
CAMOFI Master LDC (i)	1,361,632	1,165,606	17,777,778	1,600,000	5,687,500	26,230,884	196,026	0.06
TCMP3 Partners (Titan Capital Management LLC) (j)	40,831	40,831	312,500	50,000	375,000	778,331	-	-
Vicis Capital Series (k)	135,177	135,177	937,500	150,000	375,000	1,597,677	-	-
Gamma Opportunity Capital Partners, LP (l)	300,851	300,851	5,555,556	500,000	1,562,500	7,918,907	-	-
Jeffrey Rubin	718,720	283,720	250,000	50,000	528,433	1,112,153	435,000	0.14
Jose Zajac	54,015	54,015	24,350	4,870	125,000	208,235	-	-
Leon Goldenberg	129,731	129,731	18,343	3,669	125,000	276,743	-	-
Nathan Herzka	67,846	67,846	29,017	5,804	62,500	165,167	-	-
Rachel Mendelovitz	83,945	83,945	125,000	25,000	62,500	296,445	-	-
Sam Nedenzahl	37,122	37,122	332,950	66,590	250,000	686,662	-	-
Sara Heiman	2,717,401	482,110	500,000	100,000	646,325	1,728,435	2,235,291	0.70
Unity Capital (m)	6,517	6,517	50,000	10,000	125,000	191,517	-	-
Anfel Trading Limited (n)	2,036	2,036	5,161	1,000	125,000	133,197	-	-
Merit Consulting (o)	200,000	200,000	-	-	200,000	400,000	-	-

#

David Filer	-	-	-	-	21,813	21,813	-	-
David Skriloff	-	-	-	-	9,163	9,163	-	-
MW Crow Family LP (p)	-	-	-	-	208,275	208,275	-	-
Richard Smithline	-	-	-	-	38,874	38,874	-	-
Duncan Capital LLC (q)	-	-	-	-	1,096,875	1,096,875	-	-
Cambria Capital LLC (r)	-	-	-	-	973,264	973,264	-	-
Dale Garrett	-	-	-	-	20,625	20,625	-	-
David Fuchs	-	-	-	-	584,375	584,375	-	-
Eric Richardson	-	-	-	-	185,625	185,625	-	-
Daniel Schneierson	-	-	-	-	50,000	50,000	-	-
Investor Relations Group (s)	-	-	-	-	200,000	200,000	-	-
Michael A. Mulshine	703,722	75,000	-	-	500,000	575,000	628,722	0.20
Michael G. Cunniff	660,000	-	-	-	50,000	50,000	660,000	0.21
RK Equity (t)	-	-	-	-	120,000	120,000	-	-
John Douglas Shields Law Corporation (u)	269,014	144,493	-	-	-	144,493	124,521	0.04
Mike Chester	260,000	260,000	-	-	-	260,000	-	-
LahadStar Ltd. (v)	43,750	43,750			64,500	108,250
ORM Communication Ltd. (w)	43,750	43,750			64,500	108,250
Advent PGGM Gemini L.P. (x)			34,544	3,454	17,272	55,270
FBR Infinity II Ventures (Erisa), LP (y)			206,189	20,619	103,094	329,902
FBR Infinity II Ventures (Israel), LP (y)			563,067	56,307	281,534	900,908
FBR Infinity II Ventures, LP (y)			539,900	53,990	269,950	863,840
Gemini Israel II L.P. (x)			270,456	27,046	135,228	432,730
Gemini Israel II Parallel Fund L.P. (x)			271,922	27,192	135,961	435,075
Gemini Partner Investors L.P. (x)			5,233	523	2,617	8,373
Lior Bregman			92,700	9,270	46,350	148,320
SVM Star Ventures Managementgesellschaft mbH Nr. 3 (z)			2,530,111	253,011	1,265,056	4,048,178
Valley Venture Capital L.P. (aa)			1,041,422	104,142	520,711	1,666,275
Pierce Diversified Strategy Master Fund, LLC – Series BUS (bb)			2,777,778	277,778	1,388,889	4,444,445
Whalehaven Capital Fund Limited (cc)			5,555,556	555,556	2,777,778	8,888,890
Louis Rabman			1,111,111	111,111	555,556	1,777,778
Patricia Giberson	175,000	175,000				175,000
Oceana Partners, LLC (dd)	575,000	575,000			791,666	1,366,666
Meitav Underwriting Ltd.	1,100,000	1,100,000			2,306,664	3,406,664
Tamir Fishman Education Fund - General	981,800	981,800			1,472,700	2,454,500
Tamir Fishman Provident Fund - General	1,213,400	1,213,400			1,820,100	3,033,500

#

Tamir Fishman Severance Pay Fund - General	249,200	249,200	373,800	623,000
Mohog Ltd	2,100,000	2,100,000	3,150,000	5,250,000
Yalin Lapidot	5,300,000	5,300,000	7,950,000	13,250,000
Joseph Shapira			72,482	72,482
Rmicom Ltd. (Gideon Argaman) (ee)			54,361	54,361
IDB Development Corporation Ltd.(y)			16,903	16,903
Clalit Finance and Investments Ltd.(y)			25,356	25,356
Clal Insurance Enterprise Holdings Ltd.(y)			8,452	8,452
Clal Insurance Company Ltd. (y)			8,452	8,452
Azorim Investment Developments Ltd.			8,452	8,452
Infinity I Annex Fund, L.P. (ff)			2,453,238	2,453,238
Israel Infinity Venture Capital Fund (Israel) L.P. (y)			179,985	179,985
Israel Infinity Venture Capital Fund (Delaware), L.P. (y)			152,719	152,719
Israel Infinity Venture Capital Fund (Cayman I), L.P (y)			16,875	16,875
Israel Infinity Venture Capital Fund (Cayman II)L.P. (y)			34,935	34,935
Clal Industries and Investments Ltd. (y)			1,147,658	1,147,658
Clal Electronics Industries Ltd. (y)			1,130,754	1,130,754
Gemini Israel II L.P. (x)			1,820,580	1,820,580
Gemini Israel II Parallel Fund Limited Partnership (x)			1,830,565	1,830,565
Gemini Partner Investors L.P. (x)			35,232	35,232
Advent PGGM Gemini L.P. (x)			232,522	232,522
SVE STAR Ventures Enterprises No. VII, a German Civil Law Partnership (with limitation of liability) (z)			8,942,855	8,942,855
Star Seed Enterprises, a German Civil Law Partnership (with limitation of liability) (z)			6,633,559	6,633,559
SVE Star Ventures Enterprises GmbH & Co. No. VIIa KG (z)			908,146	908,146
SVM STAR Ventures Managementgesellschaft mbH Nr. 3 & Co. Beteiligungs KG Nr. 2 (z)			10,290	10,290
SVM Star Ventures Management GmbH Nr.3 (z)			536,941	536,941
Warburg Pincus Emerging Growth Fund, Inc.			316,534	316,534
Weiss Peck & Greer L.L.C.			38,208	38,208
Raj Mehra			452	452
Bost&Co. Boston Safe Deposit and Trust Co			96,997	96,997
Stanley Stern			1,229	1,229
Lior Bregman			624,017	624,017
Kenneth G. Greenwald			385	385
Amit Frenkel			4,448	4,448
FBR Infinity II Ventures (Israel) LP (y)			1,568,374	1,568,374

#

FBR Infinity II Ventures LP (y)			1,503,389	1,503,389
FBR Infinity II Ventures (Erisa) LP (y)			574,160	574,160
Valley Venture Capital Limited Partnership (aa)			7,010,495	7,010,495
Ronen Kantor Trustees Ltd			2,000,000	2,000,000
Ascend Technology Ventures L.P.			142,759	142,759
Clal Electronics Industries Ltd. (y)			69,019	69,019
RDC Rafael Development Corporation Ltd. (y)			62,330	62,330
H.B. Radio Investment Limited Partnership			61,869	61,869
Clal Venture Capital Fund Limited Partnership (y)			50,944	50,944
Discount Investment Corporation Ltd. (y)			44,853	44,853
Challenge Fund L.P.			39,518	39,518
ECI Telecom Ltd. (y)			27,907	27,907
Formula Ventures L.P.			25,456	25,456
Elron Electronic Industries Ltd. (y)			22,426	22,426
Formula Ventures (Israel) L.P.			37,257	37,257
Far East Finance Ltd.			6,891	6,891
FV- PEH L.P.			6,119	6,119
AVIX Investments Ltd.			2,652	2,652
Nathan A. Low Roth	909,356	909,356		909,356
Apollo Nominees Inc.	40,937	40,937		40,937
Pitango Venture Capital Fund III (USA) L.P. (ff)	3,705,818	3,705,818		3,705,818
Pitango Venture Capital Fund III (USA) Non-Q L.P. (ff)	342,587	342,587		342,587
Pitango Venture Capital Fund III (Israeli Investors) L.P. (ff)	1,001,549	1,001,549		1,001,549
Pitango Principals Fund III (USA) L.P. (ff)	130,437	130,437		130,437
Pitango Venture Capital Fund III Trusts 2000 Ltd. (ff)	260,758	260,758		260,758
CRV Partnerships XI LP (gg)	4,576,207	4,576,207		4,576,207
CRV Friends XI-A LP (gg)	115,589	115,589		115,589
CRV Friends XI-B LP (gg)	24,314	24,314		24,314
Platinum Venture Capital LTD (hh)	772,922	772,922		772,922
Danbar Tech 2001 L.P. (hh)	212,359	212,359		212,359
Shrem Fudim Kelner Trust Company Ltd. (hh)	161,675	161,675		161,675
SFKT I LP (hh)	148,651	148,651		148,651
Shrem Fudim Kelner Technologies Ltd (hh)	403,261	403,261		403,261
SVM Star Ventures Managementgesellschaft mbH Nr. 3 (z)	109,468	109,468		109,468
SVE Star Ventures Enterprises GmbH & Co. No. IX KG (z)	3,657,956	3,657,956		3,657,956

#

Star Management of Investments No. II (2000) L.P. (z)	394,689	394,689				394,689
Broadband Associates Inc.	31,467	31,467				31,467
Pini Sabach	700,000	700,000				700,000
Nissim Atias	950,000	950,000				950,000
Dror Yagil	400,000	400,000				400,000
Yossi Azencot	160,000	160,000				160,000
Uri Sabag	160,000	160,000				160,000
David Proskorovsky	90,000	90,000				90,000
Doron Harel	90,000	90,000				90,000
Dayan Rahamim	90,000	90,000				90,000
Yuval Adam	40,000	40,000				40,000
Amir Alter	40,000	40,000				40,000
Shimshon Baruch	40,000	40,000				40,000
Orit Basov	40,000	40,000				40,000
Shimon Cohen	40,000	40,000				40,000
David Gadensky	40,000	40,000				40,000
Shlomo Breiness	40,000	40,000				40,000
Orit Halevy	20,000	20,000				20,000
Vladimir Agronovitch	20,000	20,000				20,000
Yossi Sitbon	20,000	20,000				20,000
Ravit Ben Shitrit	20,000	20,000				20,000

Totals	64,688,820	37,848,909	56,516,338	6,300,591	90,296,996	190,962,834	26,839,911	8.44

(1)

Assumes all of the shares of common stock offered are sold.  Based on 127,170,864 shares of common stock issued and outstanding on November 30, 2006.

(a)

Eliezer Kuperman has sole dispositive and voting power in Beth Medrash Govoha of Lakewood.

(b)

Barry Singer has sole dispositive and voting power in Chancellor Apartments LLC.

(c)

Mark Mueller has sole dispositive and voting power in Mueller & Company Inc.

(d)

Yisroel Kellner has sole dispositive and voting power in Shalom Torah Centers.

(e)

Sid Tarrabain has sole dispositive and voting power in Sid M Tarrabain Professional Corporation.

(f)

Moses Elias has sole dispositive and voting power in Keren MYCB Elias Foundation.

(g)

David Fuchs and Michael Crow share dispositive and voting power in Brides & Pipes LLC.

(h)

Bushido Capital Partners, Ltd., as the general partner of Bushido Capital Master Fund LP, has sole dispositive and voting power in Bushido Capital Master Fund LP. Christopher Rossman and Louis Rabman share dispositive and voting power in Bushido Capital Partners, Ltd. and therefore share dispositive and voting power in Bushido Capital Master Fund LP.

(i)

Richard Smithline has sole dispositive and voting power in CAMOFI Master LDC.

(j)

Steve Slawson and Walter Schenker share dispositive and voting power in TCMP3 Partners.

(k)

Richard Han, Shad Stastney, John Succo and Sky Lucas share dispositive and voting power in Vicis Capital Series.

(l)

Jonathan Knight has sole dispositive and voting power in Gamma Opportunity Capital Partners LP.

(m)

Eli Schick and Zvi Raskin share dispositive and voting power in Unity Capital.

(n)

Andre Zolty has sole dispositive and voting power in Anfel Trading Limited.

(o)

Mark Mueller and Shoshana Englander share dispositive and voting power in Merit Consulting LLC.

(p)

Michael Crow has sole dispositive and voting power in MW Crow Family LP.

(q)

David Fuchs has sole dispositive and voting power in Duncan Capital LLC.

(r)

David Fuchs has sole dispositive and voting power in Cambria Capital LLC.

(s)

Dian Griesel  has sole dispositive and voting power in Investor Relations Group.

(t)

Howard Klein and Adam Rosen share dispositive and voting power in RK Equity.

(u)

John Shields has sole dispositive and voting power in John Douglas Shields Professional Corporation.

(v)

Yosi Lahad has sole dispositive and voting power in LahadStar Ltd..

(w)

Ron Mizeahi has sole dispositive and voting power in ORM Communications Ltd.

(x)

Yossi Sela, Ed Mlavsky, and David Cohen dispositive and voting power in the Gemini Venture Capital Group.

(y)

Nochi Dankner, Shelley Bergman, Ruth Manor, and Avraham Livnat share dispositive and voting power in the IDB Infinity Venture Capital Group.

(z)

Barel Meir has sole dispositive and voting power in the SVM Star Venture Capital Fund Group.

(aa)

David Goldschmidt has sole dispositive and voting power in the Valley Venture Capital L.P.

(bb)

Christopher Rossman has sole dispositive and voting power in Pierce Diversified Strategy Master Fund, LLC – Series BUS

(cc)

Evan Schemenauer has sole dispositive and voting power in Whalehaven Capital Fund Limited

(dd)

Courtlandt Miller has sole dispositive and voting power in Oceana Partners, LLC

(ee)

Gideon Argaman has sole dispositive and voting power in Rmicom Ltd.

(ff)

Isaac Hiller has sole dispositive and voting power in the Pitango Venture Capital Group.

(gg)

Izhar Armony, Christopher Baldwin, Richard M. Burnes, Jr., Ted R. Dintersmith, Bruce I. Sachs, William P. Tai and Michael J. Zak  share dispositive and voting power in the Charles River Ventures Group.

(hh)

Shuki Gleitman has sole dispositive and voting power in the Platinum Venture Capital Group.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)

an exchange distribution in accordance with the rules of the applicable exchange;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)

privately negotiated transactions;

(f)

market sales (both long and short to the extent permitted under the federal securities laws);

(g)

at the market to or through market makers or into an existing market for the shares;

(h)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its secured convertible notes, share purchase warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.  See below under “Regulation M” for a discussion on this regulation.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  In general, under Rule 144, any person(or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale.  Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our company.  After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will need to comply with state securities laws, also known as “Blue Sky laws” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus, and who subsequently wants to resell such shares will also have to comply with Blue Sky laws regarding secondary sales.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Canadian Resale Restrictions

As our principal executive offices are located in British Columbia, Canada, distributions of our securities are subject to the securities laws of British Columbia and Canada.  In addition, we are a reporting with the Securities commissions of the Provinces of British Columbia and Alberta.  Under Canadian provincial laws, most securities distributed by a company that is reporting under the securities laws of a province, are subject to a hold period of four months from the date of issuance.  In the case of securities that are exerciseable or convertible into common stock, the underlying common stock has the same hold period as the original security.  Accordingly, unless the hold period does not apply, selling shareholders that have not held their securities for at least four months may not lawfully resell those securities into Canada until expiry of the four month hold period.  Where the four month hold period is applicable and not expired, we may place a legend denoting the hold period on the certificate representing common stock acquired by a selling shareholder on exercise or conversion of warrants or convertible debt.

#

LEGAL PROCEEDINGS

Other than as set forth below, we know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

The Corporation is currently a party to two actions in the Supreme Court of British Columbia, Vancouver Registry, brought by two different suppliers of the Corporation for approximately $400,000 in total. We dispute the allegations and are defending the claim and filed a counterclaim.  No trial date has been set.  The matter is at a very preliminary stage.  It is the opinion of management, based in part on advice of legal counsel, that the ultimate resolution of these contingencies, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers, their ages, positions held and duration each person has held that position, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Ilan Kenig	President, Chief Executive Officer and Director	45	President on April 1, 2002 and Chief Executive Officer on October 31, 2002
Andrew James Chamberlain	Corporate Secretary, Director	44	October 28, 2002
Dallas Pretty	Chief Financial Officer	37	April 1, 2004
Ken Maddison	Director	65	October 29, 1998
Victor Halpert	Director	46	October, 12, 2004
Doron Nevo	Director	50	July 11, 2002
David Goldschmidt	Director	40	August 17, 2006
Ran Shahor	Director	49	August 17, 2006
Amir Gal-Or	Director	44	August 17, 2006

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Ilan Kenig - President, Chief Executive Officer and Director

Mr. Kenig has over 18 years of legal, venture capital and investment banking experience with specific emphasis in the technology and telecommunications arena.  Mr. Kenig, with his experience in international business activities, corporate mergers and acquisitions, joined the company as Vice President of Business Development in December 2001 before assuming the position of President in April 2002.  Prior to pursuing international finance activities in New York, Mr. Kenig was a founder of a law firm in Tel-Aviv representing mostly technology and telecommunications interests.  Mr. Kenig holds a law degree from Bar-Ilan University.  Mr. Kenig also serves on the board of Euroweb International Corp, a NASDAQ listed Technology Company.

Dallas Pretty – Chief Financial Officer

Mr. Pretty is a Chartered Accountant with over 10 years of experience in both public and private companies and brings a strong understanding of strategic business development, public and private financing, internal and external financial reporting, human resources, and facilities management. Since earning his CA designation at international accounting firm KPMG, he has worked in senior management roles with local British Columbia technology companies.

Ken Maddison - Director

Mr. Maddison, a Chartered Accountant since 1966 and elected a Fellow of the Institute of Chartered Accountants of British Columbia in 1975, retired in August 1997 after a lengthy career as a partner with the accounting firm KPMG between 1977 and 1997.  In public practice for over 30 years, Mr. Maddison provided auditing, accounting and business advisory services to a wide range of clients in the private and public sectors.  Since September 1997, Mr. Maddison has been self-employed as a consultant providing various financial advisory services.  Mr. Maddison currently serves as CFO and director of three public companies: International Wayside Gold Mines Ltd., Island Mountain Gold Mines Ltd., and Golden Cariboo Resources Ltd.  He is also a director and audit committee chairman for Northern Continental Resources Inc, Northern Hemisphere Development Inc, Datec Group Ltd. (formerly Brocker Technology Group Ltd), and Helijet International.

Andrew James Chamberlain – Director, Corporate Secretary

Mr. Chamberlain is an attorney practicing law in Edmonton, Alberta, and a partner with the law firm of Chamberlain Hutchison since 1997.  Mr. Chamberlain is a sessional instructor in corporate securities at the University of Alberta law school.  Mr. Chamberlain is a director of Loma Oil & Gas Ltd., a company listed on the TSX Venture Exchange.

Victor Halpert - Director

Victor Halpert brings nearly 15 years of financial and accounting experience to the Company’s board of directors. From June, 1999 until January 2003, he has served as an equity research analyst with Salomon Smith Barney, Robertson Stephens, Salomon Brothers and Israel Equity Research & Management Ltd. and previously as an accountant with Arthur Anderson LLC. As a highly regarded equity research analyst, Mr. Halpert primarily covered Israeli technology and telecommunications companies. Since leaving his position as Director - Equity Research, Israel Technology Analyst for Salomon Smith Barney in New York, Mr. Halpert has been managing a small hedge fund that specializes in global growth companies. He holds a Master of Business Administration degree from the University of Chicago and a Master of Science in Accounting degree from the University of Illinois at Chicago.

Doron Nevo - Director

Mr. Nevo brings more than 20 years of business experience in high technology and telecommunications companies to the Company’s board of directors.  Currently, Mr. Nevo is President and CEO of KiloLambda Technologies, Ltd. an optical subsystems company he founded in early 2001.  From July 1999 to January 2001, Mr. Nevo was the President and CEO of D.FourD., Ltd., a venture capital investment company.  From March 1996 to June 1999, Mr. Nevo was President and

CEO of NKO, Inc. a company he founded that designed and developed a carrier grade IP Telephony system platform and established its own IP network.  From February 1992 to February 1996, Mr. Nevo was also President and CEO of Clalcom Ltd., an international telecommunications service provider in Israel which he founded in 1992.  Prior to Clalcom, he held various positions with Sprint International Inc.  He also serves on the board of a number of companies including Audiocodes, Ltd. (a telecommunication technology company), Elcom Technologies (a manufacturer of Satcom and Digital Radio synthesizers), and Notox, Ltd. (a biotech company).  Mr. Nevo received a B.Sc. in Electrical Engineering from the Technion and an M.Sc. in Telecommunications Management from Brooklyn Polytechnic.

David Goldschmidt - Director

Mr. Goldschmidt is General Partner for Valley Venture Capital, LP. Valley was created in 2006 by the Spin Off of the venture capital portfolio of Mofet Israel Technology Fund. Mr. Goldschmidt served as Managing Partner for Mofet since 2001, and was promoted to Chief Executive Officer of the firm in 2003. Prior to joining Mofet, Mr. Goldschmidt served as Vice President for ADC Telecommunications (Israel), a global supplier of broadband equipment and solutions for communications providers.  In his previous position, Mr. Goldschmidt managed the Business Development group for Teledata Communications Ltd. (which was acquired by ADC).  Mr. Goldschmidt holds a B.Sc. in Physics & Mathematics, and a M.Sc in Solid State Physics from the Tel Aviv University, Israel.

Ran Shahor - Director

Mr. Shahor is a Managing Partner of Star Ventures, an Israel based venture capital firm.  Prior to joining Star Ventures, Mr. Shahor served for 25 years in the Israel Defense Forces where he held the rank of Brigadier General in the Intelligence Corps. Prior to this, Mr. Shahor served as the Military Secretary for Israel's Defense Minister.   Mr. Shahor holds a Law Degree from the Tel Aviv University Law School and an Executive MBA from Tel Aviv University's Recanati Business School. Mr. Shahor is also a member of the Israel Bar Association.  Mr. Shahor also sits on the boards of Celletra Ltd., Edge Medical Devices Ltd., Ezchip Technologies Ltd., Wavion Ltd.

Amir Gal-Or - Director

Mr. Gal-Or is a Managing Partner of Infinity Venture Capital, an Israel based venture capital firm.  Prior to joining Infinity Venture Capital, Mr. Gal-Or was CEO of MATI High Tech Group/MATI Raanana, and was the Chairman of the Board for the nationwide Israeli Business Development Center (BDC) network. Prior to MATI, Amir Gal-Or founded and sold two high-tech startup companies. Amir serves as a director or observer of the boards of Shellcase, Proneuron, Celletra Ltd. and Beepcard.  Mr. Gal-Or holds an MBA from Tel Aviv University and a BA in Economics and Business Administration, and graduated a Harvard University program in venture capital and private equity investments

Family Relationships

There are no family relationships among our directors or officers.

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Serving on the Committee are Ken Maddison and Victor Halpert, and there is one vacancy.  The Board of Directors had determined that Mr. Maddison serves on the audit committee as a financial expert. Mr. Maddison and Victor Halpert are independent directors as defined in Item 7(d)(3)(iv) of Schedule 14A.

#

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2006, certain information with respect to the beneficial ownership of our shares of Common Stock by each shareholder known to us to be the beneficial owner of 5% of our shares of Common Stock, and by each of our officers and directors.  Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Ilan Kenig 177 Telegraph Rd #248 Bellingham, WA 98226	3,047,056 (2)	2.34%
Dallas Pretty 462 W21st Vancouver, BC V5Y 2E6	835,417 (3)	Nil*
Doron Nevo 15 Yakov Hazan Raanana, Israel 43563	348,453 (4)	Nil*
Ken Maddison 2591 Lund Avenue Coquitlam, BC V3K 6J8	558,036 (5)	Nil*
Victor Halpert 79 Madison Avenue, 6TH Floor New York, NY 10016	148,809 (6)	Nil*
Andrew Chamberlain 9222 - 183B Street Edmonton, AB T5J 3Z7	228,472 (7)	Nil*
William Weidman 136 Shorewood Drive Great Neck, NY 11021	22,631,836 (8)	15.11%

#

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Amir Gal-Or 3 Azrieli Center Triangle Tower 42nd floor Tel Aviv 67023 Israel	Nil	Nil*
Ran Shahor 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	Nil	Nil*
David Goldschmidt (13) 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	Nil	Nil*
IDB Infinity Venture Capital Group 3 Azrieli Center Triangle Tower 42nd floor Tel Aviv 67023 Israel	30,910,314 (10)	19.55%
Gemini Venture Capital Group 9 Hamenofim Street Herzliya Pituach 46725 Israel	13,909,655 (11)	9.86%
SVM Star Venture Capital Group 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	63,310,601 (12)	33.24%
Valley Venture Capital L.P 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	24,306,242 (13)	16.05%
Directors and Executive Officers as a Group	5,166,243 (9)	3.90%

Nil* - less than 1%

#

(1)

Based on 127,170,864 shares of common stock issued and outstanding as of December 28, 2006.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Includes options to acquire an aggregate of 2,295,834 shares of common stock exercisable within sixty days.

(3)

Includes options to acquire an aggregate of 585,417 shares of common stock exercisable within sixty days.

(4)

Includes options to acquire an aggregate of 200,834 shares of common stock exercisable within sixty days.

(5)

Includes options to acquire an aggregate of 277,917 shares of common stock exercisable within sixty days.

(6)

Includes options to acquire an aggregate of 88,333 shares of common stock exercisable within sixty days.

(7)

Includes options to acquire an aggregate of 195,834 shares of common stock exercisable within sixty days.

(8)

Includes warrants to acquire an aggregate of 2,210,300 shares of common stock exercisable within sixty days and 1,562,500 shares of common stock underlying a secured convertible note.

(9)

Includes options to acquire an aggregate of 3,644,169 shares of common stock exercisable within sixty days

(10)

Includes 1,309,156 shares of common stock underlying convertible notes, warrants to acquire 9,753,307 shares of common stock exercisable within sixty days and 19,847,851 Series B preferred shares convertible to common shares.  The natural persons who share voting control and investment power on behalf of the general partner, Infinity Venture Capital Group are  Nochi Dankner, Shelley Bergman, Ruth Manor, and Avraham Livnat.

(11)

Includes 582,156 shares of common stock underlying convertible notes, warrants to acquire 4,209,978 shares of common stock exercisable within sixty days and 9,117,521 Series B preferred shares convertible to common shares.  The natural persons who share voting control and investment power on behalf of the general partner, Gemini Venture Capital Group, are Yossi Sela, Ed Mlavsky and David Cohen.

(12)

Includes 2,530,111 shares of common stock underlying convertible notes, warrants to acquire 18,296,846 shares of common stock exercisable within sixty days and 38,321,531 Series B preferred shares convertible to common shares.  The natural person who has voting control and investment power on behalf of the general partner of SVM Star Venture Capital Management is Barel Meir

 (13)

Includes 1,041,422 shares of common stock underlying convertible notes, warrants to acquire 7,531,206 shares of common stock exercisable within sixty days and 15,733,614 Series B preferred shares convertible to common shares.  David Goldschmidt, a director of the Company, is the General Partner of Valley Venture Capital L.P. and in this capacity exercises voting rights on behalf of the fund.

#

DESCRIPTION OF SECURITIES

We are authorized to issue 400,000,000 shares of common stock $0.001 par value and up to 5,000,000 shares of preferred stock on such terms as the Board may determine.  As at November 30, 2006, we had 127,170,864shares of common stock outstanding and 90,000 Series B convertible non-redeemable preferred shares. Each share of the Series B preferred stock is convertible into 1,000 shares of common stock and will be automatically converted into 1,000 shares of common stock on the earlier of the election of the holder or 30 days following the Corporation’s second annual general meeting.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no cumulative voting rights. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  We are restricted from declaring dividends on our common shares pursuant to a Convertible Note and Warrant Purchase Agreements dated August 31, 2004, February 11, 2005, March 24, 2005, February 28, 2006, and December 13, 2006 for so long as any of these issued convertible notes are outstanding.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

The preferred shares could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if preferred shares were issued in response to a potential takeover.  In addition, issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the corporation more difficult or more costly.  Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

#

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

This prospectus and registration statement contains consolidated financial statements as at September 30, 2006 for the three and nine-months ended September 30, 2006 and 2005 that have not been audited. The consolidated financial statements as at December 31, 2005 and 2004 and for the years then ended that are contained in this prospectus and registration statement have been audited by KPMG LLP, independent registered public accounting firm as set forth in their report accompanying the consolidated financial statements and have been included herein in reliance upon such report, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2005 consolidated financial statements contains an explanatory paragraph that states our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Morton and Company provided the opinion attached hereto as Exhibit 5.1 stating that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby was passed upon for us by Morton & Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

#

DESCRIPTION OF BUSINESS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this prospectus and registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars.  All references to "CDN$" refer to Canadian dollars and all references to "shares of common stock" refer to the shares of common stock in our capital stock.

Business Development

Unity Wireless Corporation was incorporated in the State of Delaware on October 1, 1998 under the name Sonic Systems Corporation. Sonic Systems Corporation changed its name to Unity Wireless Corporation on July 17, 2000.

During the period from December 1998 until June 2001 we were engaged in the traffic control business. In November 2000 we entered the business of designing, developing and manufacturing RF (Radio Frequency) power amplifiers for the wireless network infrastructure industry. During 2001, we focused on developing new products and expanding our marketing, sales and global distribution network.  Since 2003, we have focused on securing development projects and supply agreements with customers and prospective customers, and on developing new RF power amplifiers and related products.

On June 8, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Microwave Systems Ltd. (“UW Microwave”) acquired Avantry Ltd. (“Avantry”) pursuant to the terms of a merger agreement dated February 15, 2006 (“Merger Agreement”).  Avantry is in the business of offering a comprehensive transmission product line of integrated microwave radio and optical transport systems for carrying flexible combinations of voice and data traffic.  The Corporation acquired Avantry in order to obtain a complementary set of products to the Corporation.  Under the term of the Merger Agreement, Unity Wireless Corporation acquired the net assets of Avantry in exchange for $1,750,000 of convertible promissory notes that are convertible into common stock at $0.25 per shares and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40. The convertible promissory notes and related warrants have been valued at their fair value of $1,755,147.

On July 3, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Acquisition Corporation (“UW Acquisition”) acquired Celerica Inc. (“Celerica”). Celerica specializes in extending RF coverage and optimizing network capacity distribution of mobile communications in urban, suburban and rural areas, using optical wireless, fiber optics and microwave technology. Under the terms of the merger agreement, the Corporation acquired the net assets of Celerica in exchange for 20,000 shares of Series A convertible non-redeemable preferred shares. The preferred shares have been valued at a fair value of $2,000,000 based on multiplying the Corporation’s common shares market price as of the closing date of the acquisition by the number of common stock issuable upon conversion.

On August 17, 2006, the Corporation acquired Celletra Ltd. (“Celletra”). Celletra specializes in technology that provides wireless operators with solutions to achieve optimal coverage and to improve coverage and capacity of existing cells. Under the terms of the purchase agreement, the Corporation acquired the net assets of Celletra in exchange for 70,000 shares of Series B convertible non-redeemable preferred shares and contingent consideration of 20,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock at a prices between $0.20 and $0.30 expiring August 17, 2009 (or 40,000 shares of Series B Convertible Shares should there not be sufficient authorized shares of common stock).  The contingent consideration is payable upon Celletra achieving revenues from January 1, 2006 to June 30, 2006 and binding purchase orders as of June 30, 2006 of not less than $6,400,000.  On the acquisition date, the contingent consideration criteria had been met and the contingent consideration was issued.

Our Current Business

Principal Products

Unity Wireless products are divided into two main lines. The first is Coverage Enhancement Solutions (CES), such as repeaters, and tower mounted amplifiers, that are utilized by Wireless Network Operators to extend coverage and manipulate capacity so that their overall network performance is enhanced in the most cost effective manner.  The second area of Unity's business is supplying high power amplifiers (HPA) and related subsystems to the large Original Equipment Manufacturers (OEM) of base transceiver stations (BTS or base stations). Base stations are the main radio system in any wireless network and Unity has developed over 40 HPA models that are used in cellular, personal communication services

 (PCS), paging, wireless local loop (WLL) and third generation (3G) BTSs.  Almost all of our products are custom made or are adapted for each customer's particular requirements.

Substantially all of our long-lived assets and principal business operations are located in British Columbia, Canada and Yokne’am, Israel.  Revenues from operations were approximately $4,657,884 in the nine-month ended September 30, 2006 and $4,634,158 in the nine-month ended September 30, 2005.  A summary of sales by geographic region for the nine-month ended September 30, 2006 and 2005 is as follows:

Place	Nine Months Ended September 30, 2006 (in thousands)	% of Total Period Sales	Nine Months Ended September 30, 2005 (in thousands)	% of Total Period Sales
China	$1,015	21.79%	$ 2,344	50.58%
United States	632	13.57%	1,736	37.46%
Israel	262	5.62%	67	1.45%
Canada	825	17.71%	487	10.51%
Germany	40	0.86%	-	-
Hungary	1,490	31.99%	-	-
Others	394	8.46%	-	-

Product Research and Development

During the nine-month ended September 30, 2006 and 2005, we spent $1,615,568 and $1,642,193, respectively, on research and development activities, including stock-based compensation expenses of $51,469 and $46,285, respectively.

In the most recent two years, we have augmented our research and development capabilities by adding experienced hardware and software engineers to our product development team. We devote a large portion of our research and development resources towards next generation products and towards developing products for customers that we consider to have long-term revenue and growth potential.

Sales and Marketing of Our Products

Our principal customers include both direct sales to operators of wireless networks and sales to the original equipment manufacturers (“OEMs”) which sell their products to operators of wireless networks.

We sell our products through independent sales agents who are paid on a commission basis and through sales individuals who are employed on a full time basis.  We seek to identify and engage sales representatives who will sell our products in additional markets.

Our sales to date have been by way of purchase orders that typically cover periods ranging from several months to one year.  We have no sales agreements that extend beyond one year.

 Manufacturing and Suppliers

We subcontract a portion of our manufacturing processes to qualified companies with a history of quality assurance.  This reduces the need for capital expenditures for manufacturing facilities and staff, and allows us to utilize specialists in each stage of manufacturing.  Alternate contract manufacturers are available should any of our existing contract manufacturers cease to provide services to us.

The process to assemble, test and tune many of our current products is labor intensive.  We assemble, configure, tune and test our products and radio frequency circuitry in our facilities located in Burnaby, British Columbia, and Yokne’am, Israel, for low volume production orders. We rely on contract manufacturers in Canada and our facility in China for our high volume production orders.

The principal raw materials used in the production of our products are mostly standard electronic, plastic and hardware components.  We have from time to time experienced difficulties in obtaining raw materials and we reduce supply risk by using alternate suppliers.

Our arrangements with suppliers are on a short-term basis. To date we have not entered into any long-term arrangements.

Competition and Competitive Advantage

Within our market, there are two dominant companies and a number of smaller ones.  The dominant companies -- Powerwave and Andrew -- collectively represent a significant portion of sales.  These companies are vertically integrated suppliers of RF power amplifiers, components, antenna systems, primarily to customers in the telecom and defense industries, and supply the largest OEM vendors in our industry.

To compete, we focus on specific niches within the wireless network infrastructure, seek to enter into partnerships with leading edge technology vendors, and maintain a low overhead / outsourced manufacturing model.  We believe our size, infrastructure technology and location allow us to provide our customers with economically attractive and timely responses to their individual requests.

Intellectual Property

We rely on a combination of trademarks and trade secrets to protect our intellectual property.  We execute confidentiality and non-disclosure agreements with our management and engineering employees and limit access to our proprietary information.

Trade-Marks

We use the trade-mark "Unity Wireless," which is registered in Canada.  We intend to register the "Unity Wireless" trade-mark in the U.S. and other countries.

Service and Product Warranty

We offer a standard warranty of one year on parts and labor from date of shipment and on occasion offer a warranty period of up to two years.  We repair units under warranty at our cost and return the units freight prepaid back to the customer.  We generally warranty a repaired unit for the remainder of the original warranty period or for one year from the repair date, whichever is longer.

Our warranties specifically exclude all liabilities for "special, incidental, direct, indirect, or consequential damages or expenses whatsoever" arising from the functioning or use of, or inability to use, the warranted products.  No warranties are made in the event that product has been improperly installed, subjected to abuse or negligence, or tampered with.  Consumer protection and other laws may limit our ability to limit our liability or to exclude certain types of damages.

Government Regulation

Our products are sold as components that form part of larger systems.  The manufacturer or integrator of the systems must test them for compliance with Federal Communications Commission (FCC) standards to avoid radio frequency emissions that could interfere with other radio frequency transmissions or similar regulatory standards in other countries.  We do not test our amplifier products for compliance at the component level.  Nonetheless, if a system in which our amplifiers are included fails to satisfy applicable standards, whether due to emissions from our amplifiers or other causes, sales of our amplifiers would be adversely affected.

Significant Customers

We had sales of $4,657,884 for the nine-month ended September 30, 2006.  Three customers accounted for 62.32% of sales with one representing 31.13% of sales, another representing 20.56% of sales and another representing 10.63%. No other customer accounted for more than 10% of our sales.

Employees

We currently employ 70 people, of which all are employed on a full-time basis.

#

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus.  This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement.  Certain information is omitted and you should refer to the registration statement and its exhibits.  With respect to references made in this prospectus to any contract or other document of Unity Wireless, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.  You may review a copy of the registration statement at the SEC's public reference room.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

#

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition, changes in financial condition, and results of operations of Unity Wireless Corporation should be read in conjunction with our most recent financial statements and notes appearing:  (1) the Form 10-QSB for the three and nine months ended September 30, 2006; and (2) the Form 10-KSB for the year ended December 31, 2005, which were filed on November 15, 2006 and March 31, 2006, respectively. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page  of this prospectus

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

Three months Ended September 30, 2006 and September 30, 2005

Sales

Net sales in the third quarter of 2006 were $1,517,857, an increase of 59.82% or $568,157, from $949,700 in the third quarter of 2005. This increase was primarily due to revenues recorded from the acquired businesses.

Cost of Goods Sold and Operating Expenses

Cost of goods sold in the third quarter of 2006 was $1,098,499 resulting in a gross margin of $419,358 or 27.63% of net sales, compared to $747,835 in the third quarter of 2005 resulting in a gross margin of $201,865, or 21.26% of net sales. The increase in gross margin percentage is primarily the result of the reduced component pricing as our level of component purchases has increased due to increased business activity and cost reductions associated with our China facility which is increasingly performing final assembly for the Company’s products.  Cost of goods sold includes stock-based compensation expense of $4,151 in the third quarter of 2006 versus $6,165 in the third quarter of 2005.

Research and development expenses in the third quarter of 2006 were $723,935, an increase of $330,191 or 83.86%, from $393,744 in the third quarter of 2005.  This change was primarily the result of decreased expenses due to additional processes established around the development of new products which has resulted in more effective use of materials and improved labor utilization which was offset by additional expenses related to the acquired businesses.  Research and development expense includes stock-based compensation expense of $11,791 in the third quarter of 2006 versus $9,001 in the third quarter of 2005.

Sales and marketing expenses in the third quarter of 2006 were $544,031, an increase of $409,458, or 304.26%, from $134,573 in the third quarter of 2005.  This increase was primarily to the result of additional sales initiatives that include additional sales personnel on staff, increased travel expenses to visit new customers and additional expenses relating to the acquired businesses.  Sales and marketing expenses include stock-based compensation expense of $13,820 in the third quarter of 2006 versus the expenses of $9,091 in the third quarter of 2005.

Exchange loss (gain) in the third quarter of 2006 was $5,520, an increase of $12,429, from ($6,909) in the third quarter of 2005 due to fluctuations in the currency exchange rate between the U.S. and Canada.

#

Interest expense for the third quarter of 2006 was $184,172, an increase of $111,334, from $72,838 in the third quarter of 2005.  This increase was primarily to the result of the increase in interest payable to note holders of the convertible debenture issued in February of 2006.

General and administrative expenses in the third quarter of 2006 were $749,708, an increase of $334,319 or 80.48%, from $415,389 in the third quarter of 2005. This increase was primarily the result of the additional expenses relating to the acquired businesses. General and administrative expenses include stock-based compensation expense of $63,460 in the third quarter of 2006 versus $113,393 in the third quarter of 2005.

Accretion of interest and loss on debt settlement for the third quarter of 2006 were $62,829, a decrease of $53,148, compared to $115,977 in the third quarter of 2005. This decrease was primarily due to the result of the modification of the terms of the debentures which were issued in August 2004 and February 2005. The modification of the terms was made on February 28, 2006.

Fair value adjustment on warrants and conversion feature liability of ($54,290) relates to fair value adjustments for the conversion feature and warrants related to convertible debenture financing of $2,200,000, in the amount of $14,118, and to the 40,000,000 warrants issued related to a fair value adjustment relating to the acquisition of Celletra Ltd., in the amount of ($68,408).

Loss in the third quarter of 2006 was $2,349,095, an increase of $1,331,557, or 130.86%, from a loss of $1,017,538 in the third quarter of 2005. The increase was primarily a result of the  acquisitions completed in the third quarter of 2006.

Nine months Ended September 30, 2006 and September 30, 2005

Sales

Net sales in the nine month period ended of 2006 were $4,657,884, an increase of 0.51% or $23,726, from $4,634,158 in the nine month period ended of 2005.

Cost of Goods Sold and Operating Expenses

Cost of goods sold during the nine month period ended period of 2006 was $3,577,474 resulting in a gross margin of $1,080,410 or 23.20% of net sales, compared to $3,594,544 in the nine month period ended of 2005 resulting in a gross margin of $1,039,614, or 22.43% of net sales. Cost of goods sold includes stock-based compensation expense of $15,562 in the nine month period ended of 2006 versus $18,153 in the nine month period ended of 2005.

Research and development expenses in the nine month period ended of 2006 were $1,615,568, a decrease of $26,625 or 1.62%, from $1,642,193 in the nine month period ended of 2005.  This change was primarily the result of decreased expenses due to additional processes established around the development of new products which has resulted in more effective use of materials and improved labor utilization which was offset by additional expenses related to the acquired businesses.  Research and development expense includes stock-based compensation expense of $51,469 in the nine month period ended of 2006 versus $46,285 in the nine month period ended of 2005.

Sales and marketing expenses in the nine month period ended of 2006 were $999,098, an increase of $602,251, or 151.76%, from $396,847 in the nine month period ended of 2005.   This increase was primarily to the result of additional sales initiatives that include additional sales personnel on staff, increased travel expenses to visit new customers and additional expenses relating to the acquired businesses.  Sales and marketing expenses include stock-based compensation expense (recovery) of $42,996 in the nine month period ended of 2006 versus ($30,368) in the nine month period ended of 2005.

Exchange loss in the nine month period ended of 2006 was $55,046, an increase of $19,917, from $35,129 in the nine month period ended of 2005 due to fluctuations in the currency exchange rate between the U.S. and Canada.

#

Interest expense for the nine month period ended of 2006 increased by $181,408 to $385,285 from $203,877 in the nine month period ended of 2005.  This increase was primarily to the result of the increase in interest payable to note holders of the convertible debenture issued in February of 2006.

General and administrative expenses in the nine month period ended of 2006 were $1,639,916, an increase of $271,399, or 19.83%, from $1,368,517 in the nine month period ended of 2005. This increase was primarily the result of the additional expenses relating to the acquired businesses.. General and administrative expenses include stock-based compensation expense of $232,047 in the nine month period ended of 2006 versus $506,705 in the nine month period ended of 2005.

Accretion of interest and loss on debt settlement for the nine month period ended of 2006 were $1,681,178, an increase of $969,980, compared to $711,198 in the nine month period ended of 2005. This increase was primarily the result of the interest accretion in relation to convertible debentures issued since August 2004 and loss on debt settlement related to modifications to the terms of the debentures which were issued in August 2004 and February 2005.

Fair value adjustment on warrants and conversion feature liability of $591,424 relates to fair value adjustments for the conversion feature and warrants related to convertible debenture financing of $2,200,000, in the amount of $659,831, and to the 40,000,000 warrants issued related to a fair value adjustment relating to the acquisition of Celletra Ltd., in the amount of ($68,408).

Loss in the nine month period ended of 2006 increased by 50.18%, or $1,786,922, to $5,348,039, from $3,561,117 in the nine month period ended of 2005.  The increase was primarily a result of the acquisitions completed in the third quarter of 2006.

Years Ended December 31, 2005 and 2004

Sales

Net sales in 2005 were $4,905,579, a decrease of $114,981 or 2.29%, from net sales of $5,020,560 in 2004.  This decrease was primarily due to fluctuations in the delivery of our production volume projects.

Cost of Goods Sold and Operating Expenses

Cost of goods sold during 2005 was $3,792,999, a decrease of $411,336 or 9.78%, from $4,204,335 in 2004.  Cost of goods sold includes stock-based compensation expenses of $27,265 in 2005 versus $18,835 in 2004.

The gross margin for the year ended December 31, 2005 of $1,112,580 or 22.68% of net sales represented an increase from a gross margin of $816,225 or 16.26% of net sales for the year ended December 31, 2004. This primarily reflects lower per unit purchase costs of product components because of increased purchase volumes, as well as more efficient production processes.

Research and development expenses for the year ended December 31, 2005 were $2,631,598, an increase of $1,401,189 or 113.88%, from $1,230,409 for the year ended December 31, 2004. This increase was primarily due to a substantial increase in the number of research and development projects in 2005.  The Stock-based compensation expense for research and development was $57,059 in 2005 versus $38,385 in 2004.

Sales and marketing expenses for the year ended December 31, 2005 were $615,953, an increase of $56,768 or 10.15%, from $559,185 for the year ended December 31, 2004. The increase primarily reflects the engagement of additional sales personnel, increased travel expenses to visit new customers and additional trade show exhibition expenses.  Sales and marketing expenses include stock-based compensation recovery of $16,520 in 2005 versus an expense at $63,430 in 2004.

Depreciation and amortization expenses for the year ended December 31, 2005 were $266,267, an increase of $193,671 or 266.78% from $72,596 in 2004. The increase is primarily due to an increase in depreciable assets leased under capital leases.

Exchange loss for 2005 was $103,681, a decrease $78,869 or 43.2%, from $182,550 for the year ended 2004. The increase was due to the fluctuations in the currency exchange rate between the U.S. and Canada.

Interest expenses for 2005 were $276,993, an increase of 197,288 or 247.52%, from $79,705 in 2004.  The increase was primarily due to the increase in interest payable on convertible debenture issued in August of 2004 and the first quarter of 2005.

General and administrative expenses for 2005 were $1,805,067, an increase of $124,627 or 7.42%, from $1,680,440 in 2004. General and administrative expenses include stock-based compensation expense of $590,014 in 2005 versus $685,552 for 2004.

Accretions of interest and debt settlement expenses for 2005 were $888,467, an increase of $619,304 or 230.09% from $269,163 in 2004.  This increase reflects the issuance of convertible debentures in August of 2004 and the first quarter of 2005.

Other earnings in 2005 were $nil, a decrease of $14,133 from 2004.

Liquidity and Capital Resources

Since our inception, we have been dependent on investment capital and debt financing as our primary sources of liquidity. We had an accumulated deficit at September 30, 2006 of $32,620,525.  During the nine-month period ended September 30, 2006, we incurred a net loss, after stock-based compensation, of $5,348,039.

During the nine-month period ended September 30, 2006, our cash position was increased by $652,236. This increase was primarily due to convertible debentures issued in the period and cash acquired as part of the acquisitions of Avantry, Celletra and Celerica. The primary use of cash was for our continued operations.

During the nine-month period ended September 30, 2006, the Corporation issued 2,925,479 common shares in settlement of  $342,642 of accounts payable, 555,555 common shares upon exercise of warrants for cash proceeds of $72,222, and 200,000 common shares upon exercise of options for cash proceeds of $34,000.

During the nine-month period ended September 30, 2006, we purchased $8,574 in equipment.

Other than leases for premises, leased vehicles and equipment commitments for an aggregate of $1,121,724 through 2009, we have no material commitments outstanding at September 30, 2006.

Our capital requirements are difficult to plan in light of our current strategy to expand our customer base and to develop new products and technologies. We do not expect positive cash flow from operations in the near term.  We may not be able to obtain additional equity or debt financing on acceptable terms when we need it.  We have pledged all of our assets to secure convertible notes that we issued in August 2004, February 2005, March 2005 and February 2006. We may be required to obtain the consent of certain of our investors prior to the issuance of our common stock or common stock equivalents and prior to entering into an agreement to assume certain liabilities. Our operations to date have been primarily financed by sales of our equity securities and debt financing. We are restricted from declaring dividends on our common shares pursuant to Convertible Note and Warrant Purchase Agreements dated August 31, 2004, February 11, 2005, March 24, 2005 and February 28, 2006 for so long as any of these issued convertible notes are outstanding.  As of September 30, 2006, we had working deficit of $4,753,353.  Our operations presently are generating negative cash flow, and we do not expect positive cash flow from operations in the near term.  Our ability to continue as a going concern is dependent upon obtaining further financing, successful and sufficient market acceptance of our current products and any new product offerings that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations.  The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders.  Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.  Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Business Combination

a)  On June 8, 2006, the Company completed the merger by and among the Company, Unity Wireless Microwave Systems Ltd. (“UW Microwave”), an Israeli corporation and a wholly owned subsidiary of the Company, and Avantry Ltd. (“Avantry”), pursuant to the terms of a merger agreement entered into by and among the parties effective February 15, 2006 (“Merger Agreement”). Under the term of the Merger Agreement, Unity Wireless Corporation acquired all of the assets of Avantry in exchange for $1,750,000 of convertible promissory notes that are convertible into common stock at $0.25 per shares and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40.

Avantry offers a comprehensive transmission product line of integrated microwave radio and optical transport systems for carrying flexible combinations of voice and data traffic. Avantry’s product line offering includes:

•

Radio Ring IP – A point-to-point high capacity microwave radio with integrated SDH ADM and Ethernet Switching technologies.

•

WitLink – A point-to-point low to medium capacity microwave radio for carrying PDH voice and Ethernet traffic.

•

Optisky – A new generation of SDH optical access system integrating voice and data for the Metropolitan Area Network (MAN).

The high technology industry, in which Avantry is involved, is highly competitive and is characterized by the risks of rapidly changing technologies as well as penetration into world market required investment of considerable resources and continuous development efforts. Avantry’s future success is dependent upon several factors including the technological quality and price / performance of its products relative to those of its competitors. There can be no assurance that Avantry will be able to maintain the high technological quality of its product or to continue to develop or market its new products effectively.

b)   On July 3, 2006, the Company completed the merger pursuant to the terms of a merger agreement.  Under the term of the Celerica Agreement, the Company acquired the net assets of Celerica in exchange for 20,000 shares of Series A convertible non-redeemable preferred shares. Each share of the Series A preferred stock will automatically convert into 1,000 shares of common stock. The preferred shares have been initially valued at a fair value of $2,000,000 based on multiplying the stock price as of the date of the agreement by the number of common stock that the preferred stock is convertible into.

Celerica specializes in extending RF coverage and optimizing network capacity distribution of mobile communications in urban, suburban and rural areas, using optical wireless, fiber optics and microwave technology.

The high technology industry, in which Celerica is involved, is highly competitive and is characterized by the risks of rapidly changing technologies as well as penetration into world market required investment of considerable resources and continuous development efforts. Celerica’s future success is dependent upon several factors including the technological quality and price / performance of its products relative to those of its competitors. There can be no assurance that Celerica will be able to maintain the high technological quality of its product or to continue to develop or market its new products effectively.

c)    On August 17, 2006, the Company completed the purchase pursuant to the terms of a purchase agreement.  Under the term of the Celletra Agreement, the Company acquired the net assets of Celletra in exchange for 90,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock (or 40,000 shares of Series B Convertible Shares should there not be sufficient authorized shares of common stock). Each share of the Series B preferred stock will automatically convert into 1,000 shares of common stock. The preferred shares have been initially valued at a fair value of $9,000,000 based on multiplying the stock price as of the date of the agreement and the closing date by the number of non contingent and contingent common stock, respectively, which the preferred stock is convertible into. The warrants have been initially valued at a fair value of $2,026,533 calculated using the Black-Scholes valuation model.

Celletra specializes in technology that provides wireless operators with solutions to achieve optimal coverage and to improve coverage and capacity of existing cells.

The high technology industry, in which Celletra is involved, is highly competitive and is characterized by the risks of rapidly changing technologies as well as penetration into the world market required investment of considerable resources and continuous development efforts. Celletra’s future success is dependent upon several factors including the technological quality and price / performance of its products relative to those of its competitors. There can be no assurance that Celletra will be able to maintain the high technological quality of its product or to continue to develop or market its new products effectively.

Inflation

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.  There is no seasonal aspects material to the Company’s business.

Application of Critical Accounting Policies

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Our consolidated financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of operations. The continuation as a going concern for the foreseeable future is dependent upon the identification and successful completion of additional debt or equity financing or the generation of positive cash flows from operating activities. Our ability to raise financing is, in part, based on market conditions that are outside of our control. If we are not able to continue as a going concern, we would likely not be able to realize on our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements. Based on the carrying value of assets at December 31, 2005, the inability to continue as a going concern would require liquidation of assets not in the normal course that would primarily impact inventory, equipment and goodwill's recoverable amounts.

Inventory is carried at the lower of cost, determined on an average cost method, and market.  Market is considered to be replacement cost for raw materials and  net realizable value for work in progress and finished goods.  The cost of work in progress and finished goods includes the cost of raw material, direct labour, and an appropriate allocation of related overhead.  We provide an allowance that we consider to be reasonable for its non-moving or slow moving inventory items and for items with expected future realizable value lower than cost.  Changes in customer demands and requirements in the short term could reduce product demand and prices having a material impact on future realizable value of inventory.

Equipment is recorded at cost less accumulated depreciation.  We review these assets for impairments when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  As actual future net cash flows are uncertain, the estimation process requires us to make reasonable assumptions about future economic trends and events.  These trends and events are substantially outside of our control.  To the extent that the expected future cash flows generated by the asset are reduced, we may be required to record an impairment charge against the carrying value of the equipment.

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable assets acquired, less liabilities assumed, based on their fair values.  Goodwill is allocated as of the date of the business combination to our reporting units that are expected to benefit from the synergies of the business combination.  Goodwill is not amortized and is tested for impairment annually or more frequently if events or changes in circumstances indicate that the goodwill might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of impairment test is unnecessary.  The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of the reporting unit's goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price.  When the carrying amount of a reporting unit exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the earnings statement before extraordinary items and discontinued operations.  We consider ourselves to operate as a single reporting unit.  Fair value of the reporting unit is measured by reference to such factors as estimated future cash flows and the market value of our common shares.  Changes in these factors could impact future impairment conclusions.

On an ongoing basis, we record our best estimate of our warranty obligations related to products sold.  A liability for estimated warranty expense is established by a charge against costs of goods sold at the time revenue is recognized as the products are sold.  These estimates are made after the consideration of contractual warranty obligations and historical experience.  The subsequent actual costs incurred for warranty claims serve to reduce the product warranty liability that we have estimated.  Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision.  Additional costs or estimates will be recognized as determinable.

We recognize revenue when criteria specified in generally accepted accounting principles have been met.  Specifically, revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is determinable and collectability is reasonably assured, which is upon the later of shipment or when title passes to the customer depending on the contractual terms.  We do not enter into sales arrangements having post contract customer support or rights of return.  We record deferred revenue when cash is received in advance of the revenue recognition criteria (discussed above) being net.  Although we have no current intention of doing so, changes in our business model could impact the timing of recognition in our consolidated financial statements.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 7438 Fraser Park Drive, Burnaby, British Columbia, V5J 5B9.  The offices are approximately 11,000 square feet in size and are leased on a six (6) year basis, expiring June 30, 2009, at a monthly rent of approximately $8,816 (CDN$10,261) excluding property taxes, maintenance and utilities.

We have a facility in China located at 201 - The Old Soldier Industrial Park, 44 Tie Zai Road, Xi Xiang of Bao An District, Shenzhen,  P. R. China.   We rent this facility on a month-to-month basis for $500 plus operating expenses per month.

We have a customer support office in the US located at 1313 E. Maple St. Suite# 415, Bellingham, WA, 98225, US.  We rent this office on a month-to-month basis for $100 plus operating expenses per month.

We have an office in Israel located at P.O Box 106, Tavor Building #1, Yokne'am Ilit, 20692, Israel. The offices are approximately 10,000 square feet in size.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "UTYW."  The following quotations obtained from Yahoo Finance reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board (1)
Quarter Ended	High	Low
September 30, 2006	$0.12	$0.10
June 30, 2006	$0.13	$0.10
March 31, 2006	$0.20	$0.13
December 31, 2005	$0.20	$0.12
September 30, 2005	$0.21	$0.17
June 30, 2005	$0.29	$0.22
March 31, 2005	$0.34	$0.23
December 31, 2004	$0.26	$0.20
September 30, 2004	$0.19	$0.17

(1)

Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form.  Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (Telephone: (604) 661-9400; Facsimile: (604) 661-9401) is the registrar and transfer agent for our common shares.

On December 28, 2006, the shareholders' list of our common shares showed 193 registered shareholders and 127,170,864shares outstanding.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  Our intention is to retain future earnings for use in our operations and the expansion of our business.  In any event, we are restricted from declaring dividends on our common shares pursuant to a Convertible Note and Warrant Purchase Agreement (“Agreement”) dated August 31, 2004, February 11, 2005, March 24, 2005, February 28, 2006, and December 13, 2006.

Equity Compensation Plan Information

Our current stock option plan, entitled the 1999 Stock Option Plan, was adopted by our directors on December 6, 1999 and approved by our shareholders on July 5, 2000.  The following table provides a summary of the number of options granted under our stock option plan, the weighted average exercise price and the number of options remaining available for issuance all as at December 31, 2005.

Number of Common Shares to be issued upon exercise of outstanding options (a)	Weighted-Average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
6,775,417	$0.25	11,401,662 (1)

(1)

On July 5, 2000, our shareholders approved a change in the maximum number of options issuable under the plan to 20% of the number of common shares outstanding.  As at December 31, 2005, the maximum number was 18,177,079.  For further information on our stock option plan, refer to footnote 10 of the audited consolidated financial statements included with this annual report.

#

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by the Company for services to it during the three fiscal years ended December 31, 2005 to the Company's Chief Executive Officer. No other executive officer received an aggregate annual salary and bonus that exceeded $100,000

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$) (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Ilan Kenig Chief Executive Officer (2)	2005 2004 2003	$140,000(2) $84,530(2) $72,000(2)	Nil Nil Nil	Nil Nil Nil	1,250,000(2) 350,000(2) 800,000(2)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Dallas Pretty Chief Financial Officer (3)	2005 2004	$86,500(3) $56,304(3)	Nil Nil	Nil Nil	25,000(3) 500,000(3)	Nil Nil	Nil Nil	Nil Nil

(1)  The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)  Compensation in 2005 consisted of $140,000 for serving a full year as our Chief Executive Officer and President of which $30,000 was paid in shares. Compensation in 2004 consisted of $84,530 for serving a full year as our Chief Executive Officer and President.  Compensation in 2003 consisted of $72,000 for serving a full year as our Chief Executive Officer and President. On March 18, 2005, Mr. Kenig received options to acquire 1,250,000 shares of common stock. On March 22, 2004, Mr. Kenig received options to acquire 100,000 shares of common stock and on April 2, 2004 Mr. Kenig received options to acquire a further 250,000 shares of common stock. On September 15, 2003 Mr. Kenig received 800,000 options as partial compensation for serving as our Chief Executive Officer and President.

(3) Mr. Pretty was appointed as our Chief Financial Officer on April 1, 2004. On April 1, 2004, Mr. Pretty received options to acquire 500,000 shares of Common Stock.  On March 18, 2005, Mr. Pretty received options to acquire 25,000 shares of Common Stock.

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during the year ended December 31, 2005.  We have never issued stock appreciation rights.  We grant options that generally vest quarterly over three years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board on the date of grant.  The term of each option granted is generally five years from the date of grant.  Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Ilan Kenig Chief Executive Officer(2)	1,250,000(3)	42.3%	$0.27	March 18, 2010
Dallas Pretty Chief Financial Officer(4)	25,000(5)	0.8%	$0.27	March 18, 2010

(1)  The denominator (2,952,500) is the total numbers of options awarded during the year.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002.

(3) Ilan Kenig received 1,250,000 options on March 18, 2005 that are exercisable at $0.27 per share and vest over three years.

(4) Mr. Pretty was appointed as our Chief Financial Officer on April 1, 2004.

(5) Dallas Pretty received 25,000 options on March 18, 2005 that are exercisable at $0.27 per share and vest over three years.

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005.  The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2005 ($0.16 per share) and the exercise price of the individual's options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exerciseable / Unexerciseable(1)
			Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
Ilan Kenig(2)	Nil	Nil	1,737,500	1,087,500	$18,000	-
Dallas Pretty	Nil	Nil	254,167	270,833	-	-

(1) The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2005 ($0.16 per share on OTC Bulletin Board) and the exercise price of the individual's options.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

There are no employment agreements between us or any of our subsidiaries and any of our Named Executive Officers.

Our company has no plans or arrangements in respect of remuneration received or that may be received by any Named Executive Officers of our company to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per Named Executive Officer.

COMPENSATION OF DIRECTORS

Our directors receive $1,000 per board meeting and $500 per committee meeting. Our Audit Committee Chairman receives $12,000 per year. Directors are entitled to reimbursement of expenses incurred in attending meetings.  In addition, our directors are entitled to participate in our stock option plan.  Members of our board of directors receive annual grants of options as follows:

Director	25,000 options
Audit Committee Chairman	25,000 options
Audit Committee Member	5,000 options

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted under the plan.

As of December 31, 2005, this maximum number was 18,177,079.  All outstanding options will be subject to the provisions of the new plan.

Where options issued after January 18, 2001 have an exercise price in a currency that is not either the (a) functional currency of our company or (b) the currency in which the employee is paid, the options are to be accounted for as variable plan options and compensation expense will be recorded equal to changes in the market value of the underlying shares at each reporting period.

Stock options become exercisable at dates determined by our board of directors at the time of granting the option and generally have initial terms of five years.

The fair value of each option granted in the years ended December 31, 2005 and 2004 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 154% (2004 - 175%) based on weekly stock price; risk-free interest rate of 3.25% (2004 - 3.25%) and expected lives between one to five years.  The weighted-average fair value of options granted during the years ended December 31, 2005 and 2004 was $0.21 and $0.45 respectively.

#

Consolidated Financial Statements

(Expressed in United States dollars)

UNITY  WIRELESS  CORPORATION

(Prepared in accordance with United States
generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

#

UNITY WIRELESS CORPORATION

Consolidated Balance Sheets

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 809,282	$ 157,046
Restricted cash	484,000	-
Accounts receivable less allowance for doubtful accounts of $nil (December 31, 2005 - $nil)	5,044,161	708,828
Inventory (note 4)	3,632,829	1,124,485
Prepaid expenses and deposits	129,104	74,466
	10,099,376	2,064,825
Long-term deposits	130,000	-
Amounts funded for employees’ rights upon retirement (note 9)	1,114,000	-
Equipment, net	2,335,815	1,160,539
Goodwill and intangibles (note 3)	14,176,560	741,596
	$ 27,855,751	$ 3,966,960
Liabilities and Stockholders' Deficiency
Current liabilities:
Bank loan (note 5)	$ 2,215,000	$ -
Accounts payable and accrued liabilities (note 6)	9,983,795	2,895,507
Obligations under capital leases (note 7)	391,344	345,622
Convertible debenture (note 8)	1,867,855	766,109
Product warranty (note 14(c))	394,735	42,961
	14,852,729	4,050,199
Obligations under capital leases (note 7)	164,103	452,567
Convertible debenture (note 8)	2,300,038	224,194
Warrants and conversion feature liability (notes 8(d) and 11(d))	2,803,231	-
Employees’ rights upon retirement (note 9)	1,181,000	-
Series A Convertible non-redeemable preferred shares (note 10(a))	1,999,999	-
Series B Convertible non-redeemable preferred shares (note 10(b))	8,999,999	-
	32,301,099	4,726,960
Stockholders' deficiency:
Common stock, $0.001 par value 150,000,000 authorized, 94,566,430 (2005 – 90,885,396) issued and outstanding	94,566	90,885
Additional paid-in capital	28,149,433	26,490,425
Series A Convertible non-redeemable preferred shares (note 10(a))	1	-
Series B Convertible non-redeemable preferred shares (note 10(b))	1	-
Accumulated deficit	(32,620,525)	(27,272,486)
Accumulated other comprehensive income:
Cumulative translation adjustments	(68,824)	(68,824)

(4,445,348)	(760,000)
$ 27,855,751	$ 3,966,960

Commitments (note 13)

Contingent liabilities (note 14)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

 Consolidated Statements of Operations and Comprehensive Loss

 (Expressed in United States dollars)

 (Prepared in accordance with United States generally accepted accounting principles)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$ 1,517,857	$ 949,700	$ 4,657,884	$ 4,634,158
Cost of goods sold (3 month data includes stock- based compensation expense of $4,151 in 2006 and $6,165 in 2005; 9 month data includes stock- based compensation expense of $15,562 in 2006 and $18,153 in 2005 and excludes depreciation and amortization shown separately below)	1,098,499	747,835	3,577,474	3,594,544
	419,358	201,865	1,080,410	1,039,614
Expenses:
Research and development (3 month data includes stock-based compensation expense of $11,791 in 2006 and $9,001 in 2005; 9 months data includes stock-based compensation of $51,469 in 2006 and $46,285 in 2005)	723,935	393,744	1,615,568	1,642,193
Royalties for government grant (note 13(b))	31,174	14,245	77,387	69,512
Sales and marketing (3 month data includes stock- based compensation expense of $13,820 in 2006 and $9,091 in 2005; 9 month data includes stock- based compensation expenses (recovery) of $42,996 in 2006 and ($30,368) in 2005.)	544,031	134,573	999,098	396,847
Depreciation and amortization	219,444	79,546	373,045	173,458
Amortization of intangibles (note 3(d))	200,000	-	200,000	-
Exchange (gain) loss	5,520	(6,909)	55,046	35,129
Interest expense, excluding accretion of interest and loss on debt settlement	184,172	72,838	385,285	203,877
General and administrative (3 month data includes stock-based compensation expense of $63,460 in 2006 and $113,393 in 2005; 9 month data Includes $232,047 in 2006 and $506,705 in 2005)	749,708	415,389	1,639,916	1,368,517
	2,657,984	1,103,426	5,345,345	3,889,533
Operating loss for the period	(2,238,626)	(901,561)	(4,264,935)	(2,849,919)
Other income	6,650	-	6,650	-
Fair value adjustment on warrants and conversion feature liability (note 8(d))	(54,290)	-	591,424	-
Accretion of interest and loss on debt settlement (note 8)	(62,829)	(115,977)	(1,681,178)	(711,198)
Loss for the period	(2,349,095)	(1,017,538)	(5,348,039)	(3,561,117)
Deficit, beginning of period	(30,271,430)	(24,365,657)	(27,272,486)	(21,822,078)
Deficit, end of period	$(32,620,525)	$(25,383,195)	$(32,620,525)	$(25,383,195)
Basic and diluted loss per common share (note 11(b))	$ (0.03)	$ (0.01)	$ (0.06)	$ (0.04)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Consolidated Statements of Cash Flows

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operations:
Loss for the period	$ (2,349,095)	$ (1,017,538)	$ (5,348,039)	$ (3,561,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of interest and loss on debt settlement	62,829	115,977	1,681,178	711,198
Fair value adjustment on warrants and conversion feature liability	54,290	-	(591,424)	-
Change in employees liability upon retirement	(155,000)	-	(157,000)	-
Depreciation and amortization	219,444	79,546	373,045	173,458
Amortization of intangibles	200,000	-	200,000	-
Gain on disposal	(81,650)	-	(81,650)	-
Stock-based compensation	93,222	137,650	342,074	540,775
Changes in non-cash working capital relating to operations:
Accounts receivable	1,651,383	523,667	476,941	(907,181)
Inventory	(502,235)	(107,995)	(281,553)	(336,791)
Prepaid expenses	25,026	10,748	(49,013)	(9,970)
Accounts payable and accrued liabilities	696,995	7,164	1,351,427	1,153,485
	(84,791)	(250,781)	(2,084,014)	(2,236,143)
Investments:
Cash assumed on acquisition, less acquisition costs (note 3)	618,738	-	1,066,903	-
Acquisition of equipment	(5,488)	(35,118)	(8,574)	(122,897)
Disposition of equipment	101,686	-	101,686	-
Restricted cash	(48,000)	-	(48,000)	-
Amount funded for employees rights upon retirement	126,000	-	126,000	-
Change in deposit, net	16,750	-	17,744	-
	809,686	(35,118)	1,255,759	(122,897)
Financing:
Bank Loan	(411,000)	-	(411,000)	-
Repayment of capital lease obligation	(79,817)	(91,603)	(242,743)	(176,236)
Convertible debentures (note 8(d))	-	-	2,200,000	2,000,000
Cash proceeds on issuance of common shares	-	482,921	106,222	884,621
Share issue costs	-		(218,861)	(236,298)
	(490,817)	391,318	1,433,618	2,472,087

Effect of foreign exchange rate changes of cash and cash equivalents	16,254	(61,477)	46,873	(175,410)
Increase (decrease) in cash and cash equivalents	250,332	43,942	652,236	(62,363)
Cash and cash equivalents, beginning of period	558,950	103,241	157,046	209,546
Cash and cash equivalents, end of period	$ 809,282	$ 147,183	$ 809,282	$ 147,183

Cash flow supplementary information (note 15)

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

1.

Basis of presentation:

The accompanying interim unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by the United States generally accepted accounting principles for a complete set of annual consolidated financial statements.  In the opinion of management, all adjustments (consisting solely of normally recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the nine-month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006 or for any other period.

For further information, refer to the consolidated financial statements and footnotes thereto included in Unity Wireless Corporation’s (the “Corporation”) annual report on Form 10-KSB for the year ended December 31, 2005.  Except as indicated in note 11(c), the accounting policies applied in the preparation of these interims consolidated financial statements are consistent with those applied in the consolidated financial statements filed with the Corporation’s annual report.

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.  Note 8(d) describes a restatement that has been reflected in these interim consolidated financial statements for the nine months ended September 30, 2006.

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Operations to date have been significantly financed by debt and equity transactions.  At September 30, 2006, the Corporation requires additional financing to continue to operate at current levels throughout the year. Accordingly, the Corporation’s future operations are dependent upon the identification and successful completion of additional debt and equity financing, the continued support of creditors and stockholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that the Corporation will be successful.  If it is not, the Corporation will be required to reduce operations or liquidate assets.  The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

2.

Significant accounting policies:

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America using the same accounting policies and methods of application as those disclosed in the Corporation’s financial statements for the year ended December 31, 2005, except as disclosed below and 11(c).

(a) Amounts funded for employees’ rights upon retirement:

Amounts funded for employees’ rights upon retirement represent contributions to severance pay funds and cash surrender life insurance policies that are recorded at their current redemption value.

(b)

Recent accounting pronouncements:

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”) as an interpretation of FASB Statement No. 109, Accounting for Income Taxes (“SFAS 109”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective for us beginning January 1, 2007. Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. The impact of the adoption of this Interpretation on the Corporation’s consolidated financial statements has not yet been determined.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  The impact of the adoption of SFAS No. 157 on the Corporation’s consolidated financial statements has not yet been determined.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying the materiality of a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The impact of the adoption of SAB 108 on the Corporation’s consolidated financial statements has not yet been determined.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

3.   Business combination:

a)  On June 8, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Microwave Systems Ltd. (“UW Microwave”) acquired Avantry Ltd. (“Avantry”). Avantry specializes in offering a comprehensive transmission product line of integrated microwave radio and optical transport systems for carrying flexible combinations of voice and data traffic.

Under the terms of the Merger Agreement, the Corporation acquired the net assets of Avantry in exchange for $1,750,000 of convertible promissory notes that are convertible into common stock at $0.25 per share and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40. The convertible promissory notes and related warrants have been valued at their fair value of $1,755,147 (See note 8(e)).

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Avantry Ltd. from June 8, 2006, the date of acquisition.

The following table summarizes the preliminary allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 496,896
Working capital (other than cash)	(2,250,363)
Fixed assets	891,433
Goodwill and intangibles	2,696,218
Other assets	514,744
Other liabilities	(500,000)

Total net assets acquired	$ 1,848,928

Consideration:
Convertible promissory notes and warrants (note 8(e))	$ 1,755,147
Acquisition costs	93,781
$ 1,848,928

Any goodwill allocated on the acquisition will not be deductible for tax purposes.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

3.   Business combination (continued):

b)  On July 3, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Acquisition Corporation (“UW Acquisition”) acquired Celerica Inc. (“Celerica”). Celerica specializes in extending RF coverage and optimizing network capacity distribution of mobile communications in urban, suburban and rural areas, using optical wireless, fiber optics and microwave technology.

Under the terms of the merger agreement, the Corporation acquired the net assets of Celerica in exchange for 20,000 shares of Series A convertible non-redeemable preferred shares (see note 10(a)). The preferred shares have been valued at a fair value of $2,000,000 based on multiplying the Corporation’s common shares market price as of the closing date of the acquisition by the number of common stock issuable upon conversion.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Celerica Inc. from July 3, 2006, the date of acquisition.

The following table summarizes the preliminary allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

.

Cash	$ 222,000
Working capital(other than cash)	(665,000)
Fixed assets	327,000
Goodwill and intangibles	2,096,483
Other assets	110,000
Other liabilities	(72,000)

Total net assets acquired	$ 2,018,483

Consideration:
Fair value of preferred shares issued (note 10(a))	$ 2,000,000
Acquisition costs	18,483
$ 2,018,483

Any goodwill allocated on the acquisition will not be deductible for tax purposes.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

3.   Business combination (continued):

c) On August 17, 2006, the Corporation acquired Celletra Ltd. (“Celletra”). Celletra specializes in technology that provides wireless operators with solutions to achieve optimal coverage and to improve coverage and capacity of existing cells

Under the terms of the purchase agreement, the Corporation acquired the net assets of Celletra in exchange for 70,000 shares of Series B convertible non-redeemable preferred shares (see note 10(b)) and contingent consideration of 20,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock at a prices between $0.20 and $0.30 expiring August 17, 2009 (or 40,000 shares of Series B Convertible Shares should there not be sufficient authorized shares of common stock).  The contingent consideration is payable upon Celletra achieving revenues from January 1, 2006 to June 30, 2006 and binding purchase orders as of June 30, 2006 of not less than $6,400,000.  On the acquisition date, the contingent consideration criteria had been met and the contingent consideration was issued.

The 90,000 preferred shares have been valued at a fair value of $9,000,000 based on multiplying the Corporation’s common share market price as of the closing date of the acquisition by the number of common stock into which the preferred stock is convertible. The warrants have been valued at a fair value of $2,026,533 calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 108%; a risk-free interest rate of 4.01% and expected term of 3 years.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Celletra Ltd. from August 17, 2006, the date of acquisition.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

3.   Business combination (continued):

The following table summarizes the preliminary allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 489,000
Working capital (other than cash)	987,000
Fixed assets	305,000
Goodwill and intangibles	8,842,262
Other assets	1,198,000
Other liabilities	(765,000)

Total net assets acquired	$ 11,055,262

Consideration:
Fair value of preferred shares issued (note 10(b))	$ 9,000,000
Fair value of warrants issued (note 11(d))	2,026,533
Acquisition costs	28,729
$ 11,055,262

Any goodwill allocated on the acquisition will not be deductible for tax purposes.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

3.   Business combination (continued):

(d)  For all of the acquisitions described in note 3(a) to note 3(c), the Corporation is still in the process of determining the fair value of the acquired intangible assets in order to complete the allocation of the purchase price between goodwill and acquired intangible assets.  The allocation process is expected to be completed by December 31, 2006.

For the period ended September 30, 2006, amortization of amounts initially defined as “goodwill and intangibles” has been recognized at a preliminary rate of 20% per annum.

The following table presents unaudited pro forma results of operations for the nine-month ended September 30, 2006 as if all of the acquisitions had occurred on January 1, 2005. The unaudited pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place at the beginning of the periods presented, nor is it necessarily indicative of results that may occur in the future.

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$ 3,170,857	$ 4,634,700	$ 11,965,173	$ 20,560,158

Loss for the period	(4,377,605)	(3,599,538)	(13,891,298)	(12,141,117)

Basic and diluted loss per common share	(0.05)	(0.04)	(0.15)	(0.15)

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

4.     Inventory:

	September 30, 2006	December 31, 2005

Raw materials	$ 2,909,864	$ 940,265
Finished goods	722,965	184,220

	$ 3,632,829	$ 1,124,485

5.    Bank loan:

As part of the acquisition of Avantry Ltd., the Corporation assumed a bank loan which bears interest at LIBOR + 2.5%.  The balance of $816,000 as at September 30, 2006 is due by March 31, 2007.  A floating lien has been placed on all assets, monies, property and rights of UW Microwave to secure liabilities to the bank.

As part of the acquisition of Celletra Ltd., the Corporation assumed a revolving line of credit which bears interest at LIBOR + 2.5% and is secured by a general floating lien on all of Celletra’s assets. As at September 30, 2006, the balance of the line of credit was $1,399,000.

6.    Accounts payable and accrued liabilities:

	September 30, 2006	December 31, 2005

Trade accounts payable	$ 5,720,916	$ 2,053,363
Accrued liabilities	4,262,879	842,144

	$ 9,983,795	$ 2,895,507

Included in trade accounts payable is a loan of $254,000, bearing interest at 8% and due July 3, 2007, payable to former shareholders of Celerica Ltd.

The Corporation initially recorded an aggregate of $632,000 relating to severance and lease termination costs related to the acquisition of Avantry, Celerica, and Celletra which were included in accrued liabilities.  As at September 30, 2006, $198,000 of severance and lease termination costs remained accrued in accrued liabilities.  During the three months ended September 30, 2006, the Corporation paid $434,000 in severance costs which were charged against this accrual.  There were no accrued severance costs or lease termination costs as at December 31, 2005.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

7.

Obligations under capital leases:

The Corporation leases research and development and production equipment under capital leases expiring at various dates to 2008.  As at September 30, 2006, future minimum lease payments under capital leases are as follows:

2006	$ 121,908
2007	398,430
2008	78,095
598,433

Amount representing interest	(42,986)
555,447

Current portion	391,344

$ 164,103

Interest rates on the capital leases average approximately 9.64%.  Interest expense for the nine-month period ended September 30, 2006 was $59,295 (2005 - $48,021).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

8.

Convertible debentures:

(a)

On February 28, 2006, the Corporation entered into an agreement with the convertible debenture holders relating to the debentures issued on August 2004, to extend the maturity of the remaining debentures of $950,000 to February 28, 2009, to reduce the conversion price of the debentures from $0.20 to $0.16 per share of common stock and to reduce the exercise price of the 1,125,000 remaining warrants from $0.20 to $0.16 per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $270,237 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value.

During the nine-month period ended September 30, 2006, accretion of $52,638 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability, and $270,237 was charged to the statement of operations as a loss of settlement due to modifications to the terms of the debentures.  During the nine-month period ended September 30, 2006, no debentures were converted.   As at September 30, 2006, $950,000 of these debentures remain outstanding.  No beneficial conversion option has been recognized under the modified terms.

(b)

On February 28, 2006 the Corporation entered into an agreement with the convertible debenture holders relating to the debentures issued on February 2005, to extend the maturity of the remaining debentures of $1,350,000 to February 28, 2009, to reduce the conversion price of the debentures from $0.20 to $0.16 per share of common stock and to reduce the exercise price of 2,500,000 and 1,125,000 remaining warrants from $0.20 to $0.10 and $0.16, respectively, per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $1,182,485 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value.

During the nine-month period ended September 30, 2006, accretion of $68,881 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability, and $1,182,485 was charged to the statement of operations as a loss of settlement due to modifications to the terms of the debentures.  During the nine-month period ended September 30, 2006, no debentures were converted.  As at September 30, 2006, $1,350,000 of these debentures remain outstanding.  No beneficial conversion option has been recognized under the modified terms.

(c)

During March 2005, the Corporation received gross cash proceeds of $500,000 from the issuance of 8% redeemable convertible debentures and warrants of the Corporation. During the nine month period ended September 30, 2006, accretion of $85,210 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  During the nine-month period ended September 30, 2006, no debentures were converted.  As at September 30, 2006, $266,964 of these debentures remain outstanding.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

8.

Convertible debentures (continued):

 (d)

During February 2006, the Corporation realized gross cash proceeds of $2,200,000 from the issuance of 8% redeemable convertible notes of the Corporation plus 6,875,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on February 28, 2006 and the notes are to mature on February 28, 2009.  The notes are convertible into common stock at the option of the holders at $0.16 per share provided that  the notes and related warrants are convertible into a maximum aggregate of 10,000,000 shares of common stock.  Also, subject to certain conditions, the Corporation can force conversion of the notes if the volume weighted average price of the common stock is at least $0.32 for 20 consecutive trading days. Interest on these notes is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time. Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.16 on or before February 28, 2011, on which date the warrants will expire.

During the quarter ended September 30, 2006, the original accounting for these convertible debentures, which reflected the warrants and beneficial conversion option as equity items, was retroactively restated to reflect the following accounting.

At the date of issuing the convertible note, the Corporation calculated the fair value of warrants issued at $1,056,170 and recorded this value as long-term liability as the Corporation does not have sufficient authorized shares available to permit the exercise of these warrants into common shares.  The fair value of the warrants was calculated using the Black-Scholes option-pricing model with the following assumptions:  no dividend yield; volatility of 143%; a risk-free interest rate of 4% and an expected term of five years.

Of the remaining value of the convertible debentures of $1,143,829, the fair value of the conversion feature on those debentures which can not be converted to common stock due to insufficient authorized common share capital being available, amounting to $311,953, has been recorded as “warrant and conversion feature liability” on the balance sheet.  The intrinsic value of the beneficial conversion option of $831,876 on the remaining convertible debentures where there is sufficient authorized common share capital to allow conversion has been recorded as additional paid-in capital.

The warrants and conversion feature recorded as a liability on the balance sheet are recorded at fair value with any changes in fair value for each subsequent reporting period recorded as a charge or credit to the statement of operations until such time as an increase in authorized share capital is approved by the Corporation’s stockholders.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

8.

Convertible debentures (continued):

On the approval date, the fair values of the warrants issued and the conversion feature recorded as a liability will be reclassified to equity. For the nine-month period ended September 30, 2006, the fair value of the warrants and liability portion of the conversion feature has decreased by $659,832 resulting in a credit being recorded in the statement of operations. During the nine-month period ended September 30, 2006, no debentures were converted and accretion of $35 has been recorded as a charged to the statement of operations.  As at September 30, 2006, $2,200,000 of these debentures remain outstanding.

 (e)

On June 12, 2006 (See note 3(a)), the Corporation issued $1,750,000 of non-interest bearing convertible promissory notes that are convertible into common stock at $0.25 per share and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40 per share to complete the acquisition of Avantry. The notes mature on June 12, 2007. Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.40 on or before June 8, 2009, on which date the warrants will expire.

For accounting purposes, the Corporation recorded additional paid-in capital of $71,064 relating to the fair value of warrants issued.  The remaining balance of $1,684,083 at the date of issuance was recorded as a current liability.  There was no intrinsic value of the benefical conversion feature.  The carrying value of the liability is being accreted to the redemption value of the debentures over the period from June 12, 2006 to the initial maturity date of June 12, 2007.

During the nine month period ended September 30, 2006, accretion of $21,692 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability. There were no debentures converted during the nine-month period ended September 30, 2006.  As at September 30, 2006, the face value of $1,750,000 of these debentures remain outstanding.

9.   Employee’s rights upon retirement:

Under Israeli law and labor agreements, the Corporation’s Israel subsidiaries are is required to pay severance benefits to its dismissed employees and employees leaving its employment under certain circumstances. The liability for severance benefits is covered mainly by deposits with insurance companies in the name of the employee and / or by purchase of insurance policies. The liability is calculated on the basis of the latest salary of the employee multiplied by the number of years of employment as of the balance sheet date. The provision for employee severance benefits included in the balance sheet represents the total liabilities for such severance benefits, while the assets held for severance benefits included in the balance sheet represents the Corporations’s Israeli subsidiaries contributions to severance pay funds and to insurance policies.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

10.   Preferred shares:

 (a)

Series A convertible non-redeemable preferred shares

The Series A convertible non-redeemable preferred shares were issued for the acquisition of Celerica. Each share of the Series A preferred stock will automatically convert into 1,000 shares of common stock upon approval of an increase of authorized share capital at the Corporation’s next annual general meeting. The Series A preferred stock has a par value of $0.001 and a preference on liquidation of $0.16 per share on an as converted basis.  As at September 30, 2006, 20,000 Series A convertible non-redeemable preferred shares were outstanding.

Under EITF 00-19, as the conversion feature of the preferred shares is not exercisable as the Company does not have sufficient authorized capital, the fair value of the conversion feature of $1,999,999 has been classified as a non-current liability with the residual value of $1 recorded as equity.  The conversion feature recorded as a non-current liability, will be carried at fair value with changes in fair value recorded as a charge or credit to the statement of operations until an increase in authorized share capital is approved by the Corporation’s stockholders. On the approval date, the fair value of the liability portion of the conversion feature will be reclassified from liability to equity. For the nine-month period ended September 30, 2006, there was no change to the fair value of the conversion feature between July 3, 2006, the issue date and September 30, 2006.

 (b)

Series B convertible non-redeemable preferred shares

The Series B convertible non-redeemable preferred shares were issued for the acquisition of Celletra. Each share of the Series B preferred stock will be converted into 1,000 shares of common stock upon approval of an increase of authorized share capital and at the election of the preferred share holders or will be automatically converted into 1,000 shares of common stock on the later of the approval date or thirty days after the Corporation’s second annual general meeting. The Series B preferred stock has a par value of $0.001.  As at September 30, 2006, 90,000 Series B convertible non-redeemable preferred shares were outstanding.

Under EITF 00-19, as the conversion feature of the preferred shares is not exercisable as the Company does not have sufficient authorized capital, the fair value of the conversion feature of $8,999,999 has been classified as a non-current liability with the residual value of $1 recorded as equity.  The conversion feature recorded as a non-current liability, will be carried at fair value with changes in fair value recorded as a charge or credit to the statement of operations until an increase in authorized share capital is approved by the Corporation’s stockholders. On the approval date, the fair value of the liability portion of the conversion feature will be reclassified from liability to equity. For the nine-month period ended September 30, 2006, there was no change to the fair value of the conversion feature between August 17, 2006, the issue date and September 30, 2006.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

11.

Common stock:

(a)

Issued and outstanding

During the nine-month period ended September 30, 2006, the Corporation issued 2,925,479 common shares in settlement of  $342,642 of accounts payable, 555,555 common shares upon exercise of warrants for cash proceeds of $72,222, and 200,000 common shares upon exercise of options for cash proceeds of $34,000.

(b)

Loss per share:

The following table sets forth the computation of basic and diluted loss per share:

	Three month ended		Nine month ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Loss for the period	$ (2,349,095)	$ (1,017,538)	$ (5,348,039)	$ (3,561,117)

Weighted average number of:
Common shares outstanding	93,834,958	88,141,763	92,778,137	83,086,408

Basic and diluted loss per common share	$ (0.03)	$ (0.01)	$ (0.06)	$ (0.04)

For the nine-month period ended September 30, 2006 and 2005, all of the Corporation’s common shares issuable upon the exercise of outstanding stock options and warrants were excluded from the determination of dilutive loss per share as their effect would be anti-dilutive.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

11.

Common stock (continued):

(c)

Stock option plan:

Prior to January 1, 2006, the Corporation accounted for employee stock-based awards under the fair value method of SFAS 123, Accounting for Stock Based Compensation as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. Effective January 1, 2006, the Corporation adopted Statement of Financial Accounting Standard No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires measurement of compensation cost for employee stock-based awards based upon fair value over the requisite service period for awards expected to vest. Furthermore, under SFAS 123R, liability based awards are recorded at fair value through to their settlement date.

Pursuant to the provisions of SFAS 123R, the Corporation applied the modified-prospective transition method. Under this method, the fair value provision of SFAS 123R is applied to new employee share-based payment awards granted or awards modified, repurchased or cancelled after December 31, 2005. Measurement and attribution of compensation cost for unvested awards at December 31, 2005, granted prior to the adoption of SFAS 123R, are recognized based upon the provisions of SFAS No. 123, after adjustment for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Under SFAS No. 123 the Corporation had recognized forfeitures as they occurred.  The cumulative impact of estimating forfeitures instead of accounting for forfeitures as they occur was not material to the consolidated financial statements.

The fair value of stock options are determined using the Black-Scholes option-pricing model, which is consistent with the valuation techniques previously utilized for recording stock-based compensation expense reflected in the consolidated statement of operations under SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. As a result, there was no material impact of adopting SFAS No. 123R on the financial statements of the Corporation. The Corporation has recorded $342,074 and $540,775 of stock-based compensation expense during the nine months ended September 30, 2006 and 2005, respectively, and there was no change in the previously reported basic and diluted loss per share in the first nine months of 2005.

The Corporation grants options to employees and non-employees.  The fair value of employee and non-employee grants in 2006 and 2005 was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 143% (2005 – 154%) based on daily stock price; risk-free interest rate of 3.25% (2005 – 3.25%) and expected lives between 1 to 5 years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

11.

Common stock (continued):

(c)

Stock option plan (continued):

Stock option transactions for the respective period and the number of stock options outstanding are summarized as follows:

		Outstanding	Options
	Shares available to be granted under option	Number of common shares issuable	Weighted average exercise price
Balance, December 31, 2005	11,401,662	6,775,417	$ 0.25

Options granted	(1,260,000)	1,260,000	0.14
Options expired	390,417	(390,417)	0.22
Options exercised	-	(200,000)	0.17
Increase in reserved for issuance	936,207	-

Balance, September 30, 2006	11,468,286	7,445,000	$ 0.24

The intrinsic value of a stock option is calculated as the quoted market price of the stock at the balance sheet date less the amount an employee must pay to acquire the stock. As at March 31, 2006, June 30, 2006 and September 30, 2006, the intrinsic value of exercisable options was nil.  The aggregate intrinsic value of stock options exercised during the three and nine months ended September 30, 2006 was nil.

The weighted-average grant-date fair value of stock options granted during the three and nine months ended September 30, 2006 was nil and $0.12, respectively.

As of September 30, 2006, total unrecognized compensation cost related to unvested stock options was $237,003 and is expected to be recognized over a weighted-average period of 3.23 years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

11.

Common stock (continued):

The following table summarizes information about stock options under the plan outstanding at September 30, 2006:

		Options Outstanding		Options Exercisable
Range of exercise prices	Number outstanding at September 30, 2006	Weighted average remaining contractual life (yrs)	Weighted average exercise price	Number outstanding at September 30, 2006	Weighted average exercise price

$0.11 - 0.20	4,155,000	3.44	$ 0.15	2,329,375	$ 0.15
$0.23 - 0.29	2,030,000	3.33	0.27	1,077,500	0.27
$0.30 - 0.38	860,000	2.22	0.34	703,750	0.34
$0.70	400,000	2.75	0.70	300,000	0.70

	7,445,000	3.23	$ 0.24	4,410,625	$ 0.25

Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

Stock options have initial terms of five years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

11.

Common stock (continued):

 (d)

Warrants:

The following transferable share purchase warrants were outstanding as at September 30, 2006:

Expiry date	Exercise price per share	Number of shares

October 13, 2006	$ 0.20	125,000
May 01, 2007	0.32	120,000
September 30, 2007	0.50	525,700
September 30, 2007	0.25	1,553,433
October 01, 2007	0.20	100,000
January 30, 2008	0.25	100,000
January 30, 2008	0.35	100,000
February 13, 2008	0.20	555,555
March 31, 2008	0.50	2,059,492
October 01, 2008	0.25	150,000
June 08, 2009	0.40	600,000
August 17, 2009	0.20	10,000,000
August 17, 2009	0.22	10,000,000
August 17, 2009	0.27	10,000,000
August 17, 2009	0.30	10,000,000
August 31, 2009	0.16	1,750,000
October 13, 2009	0.20	150,000
February 11, 2010	0.10	2,500,000
February 11, 2010	0.16	2,000,000
March 14, 2010	0.20	625,000
July 01, 2010	0.40	75,000
July 01, 2010	0.50	75,000
February 28, 2011	0.16	6,875,000
February 28, 2011	0.16	1,375,000

The warrants that expire August 17, 2009 relating to the purchase of Celletra are classified as a liability and recorded at their fair value of $2,026,533 (note 3(c)) as the Corporation does not have sufficient authorized common share capital to allow for conversion.  From the acquisition date on August 17, 2006 to September 30, 2006, an increase in fair value of $68,408 has been recorded as a charge in the statement of operations.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

12.

Segmented information:

(a)

Segment information:

During the nine-month period ended September 30, 2006 and 2005, the Corporation was operating in the RF power amplifier segment and coverage enhancement solutions.

(b)

Geographic information:

Long lived assets located in Canada amount to $1,720,411 with the remaining long lived assets of $14,791,964 located in Israel.  A summary of sales by region of customer location is as follows ($000):

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
China	$ 38	$ 89	$ 1,015	$ 2,344
United States	258	848	632	1,736
Israel	226	13	262	67
Canada	317	-	825	487
Germany	-	-	40	-
Hungary	290	-	1,490	-
Others	389	-	394	-
Total sales	$ 1,518	$ 950	$ 4,658	$ 4,634

 (c)

Major customers:

Sales to customers representing greater than 10% of total sales are as follows ($000):

	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005
Customer A	$ 958	$ 1,504
Customer B	314	1,583
Customer C	495	486
Customer D	1,450	-

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

12.  Segmented information (continued):

(d) Accounts receivable representing greater than 10% of total outstanding accounts receivables were shown as follow ($000):

	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005
Customer A	$ 1,830	$ -
Customer B	1,231	-

13.

Commitments:

The Corporation has the following future minimum lease commitments for premises and leased vehicles:

2006	$ 156,071
2007	240,333
2008	96,679
2009	30,208

$ 523,291

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

14.

Contingent liabilities:

(a)

The Corporation is currently a party to two actions in the Supreme Court of British Columbia, Vancouver Registry, brought by two different suppliers of the Corporation for approximately $400,000 in total.

The Corporation provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable.  It is the opinion of management, based in part on advice of legal counsel, that the ultimate resolution of these contingencies, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Corporation.

(b)

Contingent liability on sale of products:

(i)

Under a license agreement, the Corporation is committed to make royalty payments based on the sales of products using certain technologies.  Royalties are calculated based on 5% to 6% of sales of licensed products sold integrating the XNN Technology into various products to a minimum of $150,000 within twelve months subsequent to the first commercial sales of the integrated product.  No such sales have occurred to September 30, 2006.

(ii)

Under an agreement with the Government’s National Research Council Canada IRAP (“IRAP”) program, the Corporation received conditionally repayable government assistance amounting to $368,275 (CDN$483,491) to support the development of a multi-carrier linear power amplifier.  Under the terms of the agreement, an amount up to a maximum of $534,000 (CDN$725,236) is to be repaid at a rate of 1.5% of quarterly gross revenue commencing on September 1, 2003, on a quarterly basis.  For the nine months ended September 30, 2006, the Corporation recorded $58,387 (CDN$66,545) as royalties expense and $69,512 (CDN $88,694) in 2005.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

14.

Contingent liabilities (continued):

 (iii)

Under an agreement with the Canada Israel Industrial Research & Development Foundation, the Corporation is eligible to receive conditionally repayable government assistance amounting to $262,078 (CDN$350,000) to support the development of a multi-carrier linear power amplifier.  To date, the Corporation claimed gross proceeds of $98,622 (CDN$ 116,667) in 2005, which have been recorded as government grant income as a reduction of expenses incurred.  Under the terms of the agreement, commencing with the first commercial transaction, the assistance is repayable to the extent of 2.5% of yearly gross sales until 100% of the grant has been repaid. As of September 30, 2006, the Corporation has not yet commenced the commercialization of such product, and thus no repayment is required.

(iv)

The Corporate Israeli’s subsidiaries were granted by Canada Israel Industrial Research & Development Foundation (“CIIRDF”) and by the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (the “OCS”) approval for CIIRDF grants and OCS participation in the cost of several research programs. In return the Corporate Israeli’s subsidiaries are committed to pay royalties at a rate of 3% to 5% of the sales of the approved products, up to 100% of the amount of the grants received, with the addition of interest at LIBOR. Under certain conditions, the Corporate Israeli’s subsidiaries’ commitment to pay royalties at the rates mentioned above and the total obligation for royalties shall increase. The Corporate Israeli’s subsidiaries are committed to pay increased royalties for income derived from the above mentioned sale of rights.

The grants are deducted from research and development expenses. The Corporate Israeli’s subsidiaries are entitled to the grants only upon incurring research and development expenditures. The Corporate Israeli’s subsidiaries are not obliged to repay any amount received from the OCS if the research effort is unsuccessful or if no products are sold. However, under certain limited circumstances, the OCS may withdraw its approval of a research program or amend the terms of its approval. Upon withdrawal of approval, the Corporate Israeli’s subsidiaries may be required to refund the grants, in whole or in part, with or without interest, as the OCS determines.

The Corporate Israeli’s subsidiaries’ total obligation for royalties, based on royalty-bearing government participation, totaled approximately $14,242,000 as of September 30, 2006.

Such amount excludes potential increase resulting from the abovementioned sale of rights.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

 14.

Contingent liabilities (continued):

 (v) Avantry received government grants from the Fund for the Encouragement of Marketing Activities Abroad (“The Fund”) as participation in the funding of an approved marketing plan for 2002. Avantry is committed to pay royalties to the Israeli Government at a rate of 4% of the increase in sales per year up to 100% of the amount of the grants received, with the addition of interest at LIBOR, computed on the increase in export sales beginning with the end of the first year after the year of the approved plan. These payments will continue until the grants are fully repaid.

Under certain limited circumstances, the Fund may withdraw its approval of the marketing plan. Upon withdrawal of approval, Avantry may be required to refund the grants, in whole or in part, with or without interest, as the Fund determines.

The aggregate liability in respect of the said grants on September 30, 2006 amounts to $72,000.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

 (c)

Product warranties:

The Corporation provides for estimated warranty costs at the time of product sale.  Warranty expense accruals are based on best estimate with reference to historical claims experience.  Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided.  An analysis of changes in liability for product warranties follows:

Balance, December 31, 2005	$ 42,961
Provision increase	7,407
Expenditures	(7,560)

Balance, March 31, 2006	42,808

Acquisition of Avantry	102,000
Provision increase	11,992
Expenditures	(10,005)

Balance, June 30, 2006	146,795

Acquisition of Celerica	59,000
Acquisition of Celletra	189,000
Provision increase	5,667
Expenditures	(5,727)

Balance, September 30, 2006	$ 394,735

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2006 and 2005 (unaudited)

15.

Supplementary information:

	Three month ended		Nine month ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Cash paid for:
Interest	$ 37,752	$ 20,891	$ 77,095	$ 56,533
Non-cash financing and investing activities:
Issuance of convertible debentures for acquisition	-	-	1,755,147	-
Issuance of Series A preferred for acquisition	2,000,000	-	2,000,000	-
Issuance of Series B preferred shares and warrants for acquisition	11,026,533	-	11,026,533	-
Issuance of common shares in settlement of accounts payable	124,306	82,486	342,642	233,263
Issuance of common shares on conversion of convertible debenture	-	-	-	594,036
Purchase of equipment funded by obligation under capital lease	-	346,582	-	660,947

Consolidated Financial Statements

(Expressed in United States dollars)

UNITY  WIRELESS  CORPORATION

(Prepared in accordance with United States
generally accepted accounting principles)

Years ended December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Unity Wireless Corporation

We have audited the accompanying consolidated balance sheets of Unity Wireless Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity(deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unity Wireless Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in note 2 to the financial statements, the Corporation has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada

March 17, 2006

UNITY WIRELESS CORPORATION

Consolidated Balance Sheets

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$ 157,046	$ 209,546
Accounts receivable (less allowance for doubtful accounts of $nil (2004 - $nil)	708,828	794,467
Inventory (note 4)	1,124,485	833,390
Prepaid expenses and deposits	74,466	50,618
	2,064,825	1,888,021

Capital assets, net (note 5)	1,160,539	547,698
Patents	-	1,418
Goodwill	741,596	741,596
	$ 3,966,960	$ 3,178,733

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities (note 6)	$ 2,895,507	$ 1,505,012
Obligations under capital leases (note 7)	345,622	97,208
Loans payable (note 8)	-	47,583
Convertible debenture (note 9)	766,109	85,600
Product warranty (note 14(c))	42,961	40,667
	4,050,199	1,776,070

Obligations under capital lease (note 7)	452,567	215,338
Convertible debenture (note 9)	224,194	576,504
	4,726,960	2,567,912
Stockholders' equity (Deficit):
Common stock (note 10), 90,885,396 (2004 – 80,213,945) issued and outstanding	90,885	80,214
Additional paid-in capital	26,490,425	22,315,576
Accumulated deficit	(27,272,486)	(21,822,078)
Accumulated other comprehensive income:
Cumulative translation adjustments	(68,824)	37,109
	(760,000)	610,821
	$ 3,966,960	$ 3,178,733

Future operations (note 2)

Commitments (note 11)

Contingent liabilities (note 14)

Related party transactions (note 16)

Subsequent event (note 17)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:

/s/ Ilan Kenig	Director	/s/ Ken Maddison	Director

UNITY WIRELESS CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004
	2005	2004

Net sales	$ 4,905,579	$ 5,020,560
Cost of goods sold (includes stock-based compensation expense of $27,265 in 2005 and $18,835 in 2004 and excludes depreciation and amortization shown separately below)	3,792,999	4,204,335
	1,112,580	816,225
Expenses:
Research and development (includes stock-based compensation expense of $57,059 in 2005 and $38,385 in 2004)	2,631,598	1,230,409
Government grant (note 14)	(98,622)	-
Royalty payments for government grant (note 14(a))	73,584	75,308
Sales and marketing (includes stock-based compensation expense (recovery) of $(16,520) in 2005 and $63,430 in 2004)	615,953	559,185
Depreciation and amortization	266,267	72,596
Exchange loss	103,681	182,550
Interest expense, excluding accretion of interest and loss on debt settlement	276,993	79,705
General and administrative (includes stock-based compensation expense of $590,014 in 2005 and $685,552 in 2004)	1,805,067	1,680,440
	5,674,521	3,880,193

Operating loss for the period	(4,561,941)	(3,063,968)
Accretion of interest and loss on debt settlement	(888,467)	(269,163)

Other income	-	14,133

Loss for the year	(5,450,408)	(3,318,998)

Basic and diluted loss per common share (note 10(a))	$ (0.06)	$ (0.04)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Consolidated Statements of Stockholders’ Equity(Deficit)

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	Number of Common Stock	Common Stock Issued and Outstanding	Additional Paid-in Capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total Stockholder's Equity(Deficit)
Balance as at December 31, 2003	63,578,953	63,579	18,831,807	(18,503,080)	133,429	525,735
Issued on exercise of options and warrants	14,601,060	14,601	1,739,641			1,754,242
Issued pursuant to private placement	1,016,105	1,016	188,793			189,809
Issued upon settlement of accounts payable	437,827	438	90,057			90,495
Issued upon conversion of convertible debt	580,000	580	113,820			114,400
Compensation expense of options and warrants		-	806,202			806,202
Share issue costs		-	(260,010)			(260,010)
Beneficial conversion option on convertible debenture (note 9)			805,266			805,266
Loss for the year		-		(3,318,998)		(3,318,998)
Currency translation adjustment		-			(96,320)	(96,320)
Comprehensive loss		-				(3,415,318)
Balance as at December 31, 2004	80,213,945	80,214	22,315,576	(21,822,078)	37,109	610,821
Issued on exercise of options and warrants	6,071,631	6,071	914,674			920,745
Issued upon settlement of accounts payable	1,456,863	1,457	283,926			285,383
Issued upon conversion of convertible debt	3,142,957	3,143	620,893			624,036
Compensation expense of options and warrants		-	657,818			657,818
Share issue costs		-	(238,695)			(238,695)
Beneficial conversion option on convertible debenture (note 9)			1,936,233			1,936,233
Loss for the year		-		(5,450,408)		(5,450,408)
Currency translation adjustment		-			(105,933)	(105,933)
Comprehensive loss		-				(5,556,341)
Balance as at December 31, 2005	90,885,396	90,885	26,490,425	(27,272,486)	(68,824)	(760,000)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Consolidated Statements of Cash Flows

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Year Ended December 31, 2005 and 2004
	2005	2004

Operations:
Loss for the period	$ (5,450,408)	$ (3,318,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of interest and loss on debt settlement	888,467	269,163
Depreciation and amortization	266,267	72,596
Stock-based compensation	657,818	806,202
Changes in non-cash working capital relating to operations:
Accounts receivable and government grant receivables	125,280	(554,242)
Inventory	(234,506)	(424,760)
Prepaid expenses	(20,168)	2,755
Accounts payable and accrued liabilities	1,539,617	546,726
	(2,227,633)	(2,600,558)
Investments:
Acquisition of equipment	(132,424)	(139,231)
Restricted cash	-	96,057
	(132,424)	(43,174)
Financing:
Bank indebtedness	-	(113,563)
Loans payable	-	119,616
Capital lease obligation	(259,623)	(10,317)
Convertible debentures	2,000,000	1,250,000
Cash proceeds on issuance of common shares	873,163	1,906,659
Share issue costs	(238,695)	(260,010)
	2,374,845	2,892,385

Effect of foreign exchange rate changes on cash and cash equivalents	(67,288)	(97,164)

Increase (decrease) in cash and cash equivalents	(52,500)	151,489

Cash and cash equivalents, beginning of period	209,546	58,057

Cash and cash equivalents, end of period	$ 157,046	$ 209,546

Supplementary information (note 15)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

1.

Nature of business:

Unity Wireless Corporation (the “Corporation”) was incorporated in Delaware on October 1, 1998 under the name Sonic Systems Corporation (“Sonic Delaware”).  Sonic Delaware changed its name to Unity Wireless Corporation on July 17, 2000.  The Corporation is a designer, developer and manufacturer of wireless technologies and produces high power linear radio frequency (RF) amplifiers.  High power linear RF amplifiers are used in both mobile and fixed wireless voice; Internet and data base station and repeater networks and support Cellular, PCS (Personal Communications Services), Paging and WLL (Wireless Local Loop) frequencies.

2.

Future operations:

During the year, the Corporation incurred a loss, inclusive of stock-based compensation, of $5,450,408 (2004 - $3,318,998) and used cash in operations of $2,227,633 (2004 - $2,600,558).

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Operations to date have been primarily financed by both current and long-term debt and equity transactions.  At December 31, 2005, the Corporation will require additional financing to continue to operate at current levels throughout 2006.  Accordingly, the Corporation’s future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that the Corporation will be successful.  If it is not, the Corporation will be required to reduce operations or liquidate assets.  The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies:

(a)

Principles of consolidation:

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, Unity Wireless Systems Corp. (“Unity Systems”).  All significant intercompany accounts and transactions have been eliminated.

(b)

Use of estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, particularly the recoverability of inventory, equipment and goodwill, and liabilities (particularly product warranty) and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

(c)

Financial instruments:

(i)

Fair values:

At December 31, 2005, the Corporation has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, loans payable, and convertible debentures.  The carrying values of these financial instruments are considered to approximate fair value based on their short-term nature.  Based on borrowing rates currently available to the Corporation, the carrying values of the obligations under capital lease approximate their fair values.

The Corporation accounts for its derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and for Hedging Activities”.  This statement requires the Corporation to recognize derivatives on its balance sheet at fair value.  The gains or losses resulting from changes in the fair value of derivative instruments will either be recognized in current earnings or in other comprehensive income, depending on the use of the derivative and whether the hedging instrument is effective or ineffective when hedging changes in fair value.  For a derivative not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change of value.  The Corporation did not hold any derivative instruments and was not involved in any hedging activities at December 31, 2005 or 2004.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

 (c)

Financial instruments (continued):

 (ii)

Concentrations of credit risk:

Financial instruments that potentially subject the Corporation to concentrations of credit risk are primarily accounts receivable.  The Corporation maintains a reserve for potential credit losses based on a risk assessment of its customers.

 (d)

Cash and cash equivalents:

Cash equivalents include short-term deposits, which are all highly liquid securities with a term to maturity of three months or less when acquired.  Short-term deposits are valued at cost.

(e)

Inventory:

Inventory is carried at the lower of cost, determined on an average cost method, and market.  Market is considered to be replacement cost for raw materials and net realizable value for finished goods.  The cost of finished goods includes the cost of raw material, direct labor, and an appropriate allocation of related overhead.

 (f)

Capital assets:

Capital assets are stated at cost.  Depreciation is computed on a declining balance basis over the estimated useful lives of the assets as follows:

Asset	Rate

Computer equipment and software	30%
Computer equipment and software - leased	30%
Furniture and fixtures	20%
Production and R&D equipment	20%
Production and R&D equipment - leased	20%

Leasehold improvements are stated at cost and depreciated over the term of the lease on a straight-line basis.

(g)

Patents:

Consideration paid for acquiring patents is amortized on a straight-line basis over three years commencing with the date the patents are granted.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

 (h)

Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable assets acquired, less liabilities assumed, based on their fair values.  Goodwill is allocated as of the date of the business combination to the Corporation’s reporting units that are expected to benefit from the synergies of the business combination.

Goodwill is not amortized, but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of impairment test is unnecessary.  The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of the reporting unit’s goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price.  When the carrying amount of a reporting unit exceeds the implied fair value of its goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations before extraordinary items and discontinued operations.  No impairment has been recognized to December 31, 2005.

(i)

Impairment of long-lived assets:

Long-lived assets, such as equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

 (j)

Income taxes:

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(k)

Advertising costs:

Advertising costs are expensed as incurred.

(l)

Foreign currency translation:

As of April 1, 2005, the Corporation adopted the U.S. dollar as its functional currency.  The Corporation has done this because the U.S. dollar is the currency in which it incurs all of its revenues, all of its financing and a significant portion of its costs.  The Corporation’s  subsidiary, Unity Wireless Systems Corp., also uses the U.S. dollar as its functional currency.  Under this method, monetary assets and liabilities denominated in a foreign currency are remeasured into U.S. dollars at the rate of exchange in effect at the balance sheet date.  Other assets and revenue and expense items are remeasured using the rate of exchange prevailing at their respective transaction dates.  Exchange gains and losses resulting from the remeasurement of foreign denominated monetary assets and liabilities into U.S. dollars are reflected in earnings (loss) for the period.

 (m) Revenue recognition:

Revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is determinable and collectibility is reasonably assured, which is upon the later of shipment or when title passes to the customer depending on the contractual terms.  The Corporation does not enter into sales arrangements having post contract customer support or rights of return.  The Corporation records deferred revenue when cash is received in advance of the revenue recognition criteria being met.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

 (n)

Product warranty:

A liability for estimated warranty expense is established by a charge against cost of goods sold at the time revenue is recognized as products are sold.  The subsequent costs incurred for warranty claims serve to reduce the product warranty liability.  The actual warranty costs the Corporation will ultimately pay could differ materially from this estimate (note 14(c)).

(o)

Research and development:

Research and development costs are expensed as incurred.

(p)

Stock option plan:

Effective January 1, 2004, the Corporation adopted FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, using the modified prospective method.  Under the modified prospective method of adoption selected by the Corporation, the employee and non-employee stock-based compensation expense recognized in the year ended December 31, 2005 is the same as that which would have been recognized for the same period had the recognition provision of SFAS No. 123, Accounting for Stock-based Compensation, been applied from its original effective date.  Results for prior periods have not been restated.

The fair value of each option granted in 2005 and 2004 was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 154% (2004 – 175%) based on weekly stock price; risk-free interest rate of 3.25% (2004 – 3.25%) and expected lives between 1 to 5 years.

The weighted-average fair value of options granted during 2005 and 2004 was $0.21 and $0.45 respectively.

 (q)

Loss per common share:

The basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for that period.  Escrow shares with time-based vesting which are not contingently returnable are included in the basic loss per share computation.  Diluted loss per share is computed using the treasury stock method, giving effect to all dilutive potential common shares that were outstanding during the period except to the extent where anti-dilutive.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

 (r)

Government assistance:

Government assistance consists of government grants.  Government grants are received for specific research and development projects approved by the agency. The Corporation follows the cost reduction method of accounting for government assistance, whereby the benefit of the assistance is recognized as a reduction in the cost of the related asset or credited against the expenses incurred in the statement of operations, as determined by the terms and conditions of the agreement under which the assistance is provided to the Corporation and the nature of the costs incurred.  Government assistance is recognized when receipt of the assistance is reasonably assured.  Reasonable assurance is based on the Corporation’s past experience with claims and collections.  Certain government assistance has a contingent liability for repayment.  The liability to repay government assistance is recognized in the period in which conditions arise that will cause government assistance to be repayable.

(s)

Comprehensive loss:

Comprehensive loss measures all changes in stockholders' equity from transactions and other events and circumstances from non-owner sources.  For the periods presented, other comprehensive loss comprises only foreign currency translation.

(t)

Comparative figures:

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

 (u)

Related party transactions:

Related party transactions in the normal course of operations are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

(v)

Recent pronouncements:

In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, ‘‘The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments’’ (‘‘FSP 115-1’’), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than- temporary, and on measuring such impairment loss. FSP 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 is required to be applied to reporting periods beginning after December 15, 2005 and is required to be adopted in the first quarter of fiscal 2006. The impact of the adoption of FSP 115-1 will have on the Corporation’s consolidated financial statements is not yet determinable.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

In June 2005, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination” (“EITF 05-6”). EITF 05-6 requires that leasehold improvements that are placed in service significantly after and not contemplated at or near the beginning of the lease term be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date the leasehold improvements are purchased. EITF 05-6 was effective for the fourth quarter of 2005. EITF 05-6 did not have a significant impact on the Corporation’s consolidated financial statements.

 (v)

Recent pronouncements (continued):

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or a pronouncement includes specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, “Accounting Changes,” for the reporting of the correction of an error and a change in accounting estimate. SFAS No. 154 is effective beginning January 1, 2006. SFAS No. 154 is not expected to have a significant impact on the Corporation’s consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47 (FIN 47), “Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143.” FIN 47 clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The FIN also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective in the fourth quarter of 2005. FIN 47 did not have a significant impact on the Corporation’s consolidated financial statements.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued revised Statement of Financial Accounting Standards No. 123 entitled “Share-Based Payment” (“FAS No. 123R”).  This revised statement addresses accounting for stock-based compensation and results in the fair value of all stock-based compensation arrangements, including options, being recognized as an expense in a company’s financial statements as opposed to supplemental disclosure in the notes to financial statements.  The revised Statement eliminates the ability to account for stock-based compensation transactions using APB Opinion No. 25. FAS No. 123R is effective for public

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

3.

Significant accounting policies (continued):

entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  Although, the Corporation does not expect the adoption of FAS No. 123R to have a material effect on its consolidated financial statements as the Corporation presently expenses stock-based compensation to employees by the fair value method (note 3(p)), it has not completed its analysis of the implications of this standard.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 151 entitled “Inventory Costs – an amendment of ARB No. 43, Chapter 4” (“FAS No. 151”).  This statement amends the guidance in ARB No. 43 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage.

FAS No. 151 requires that these items be recognized as current period charges.  The Corporation has adopted FAS No. 151, which had no effect on the consolidated financial statements.

4.

Inventory:

	2005	2004

Raw materials	$ 940,265	$ 828,162
Finished goods	184,220	5,228

	$ 1,124,485	$ 833,390

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

5.

Capital assets:

Capital assets consist of the following:

		2005		2004
	Cost	Accumulated depreciation	Cost	Accumulated depreciation

Computer equipment	$ 189,738	$ 143,605	$ 170,898	$ 121,634
Computer software	99,153	70,490	80,515	62,568
Computer software under capital lease	229,997	50,623	-	-
Furniture and fixtures	62,910	34,978	53,442	28,387
Leasehold improvements	71,117	42,258	48,606	28,593
Production and R&D equipment	258,696	179,210	195,172	77,914
Production and R&D equipment under capital lease	837,574	67,482	322,862	4,701

	$ 1,749,185	$ 588,646	$ 871,495	$ 323,797

Net book value	$ 1,160,539		$ 547,698

6.

Accounts payables and accrued liabilities:

	2005	2004

Trade accounts payable	$ 2,053,363	$ 1,167,551
Accrued liabilities	842,144	337,461

	$ 2,895,507	$ 1,505,012

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

7.

Obligations under capital leases:

The Corporation leases R&D and Production equipment under capital leases expiring at various dates to 2008.  As at December 31, 2005, future minimum lease payments under capital leases are as follows:

2005
2006	$ 415,137
2007	398,432
2008	78,096
$ 891,665

Amount representing interest	(93,476)
$ 798,189

Current portion	345,622

$ 452,567

Interest rates on the capital leases average approximately 9.77%.  Interest expense for the year ended December 31, 2005 is $68,189 ($nil – 2004).

8.

Loans payable:

	2005	2004

Promissory notes	$ -	$ 47,583

As at December 31, 2004, the Corporation was indebted to a former director for an aggregate of $47,583 by way of a non-interest bearing promissory note. The promissory note was repaid as at September 30, 2005.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

9.

Convertible debenture:

(a) During August 2004, the Corporation received gross cash proceeds of $1,250,000 from the issuance of 8% redeemable convertible debentures of the Corporation plus 3,750,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on August 31, 2004 and the debentures mature on August 31, 2006.  The debentures are convertible at the option of the holder at any time or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30. The conversion price of the debentures is $0.20 per share of common stock.  Interest on these debentures is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before August 31, 2009, on which date the warrants will expire.

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture, using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which totaled $705,266, and initially recorded these values as additional paid-in capital.  The intrinsic value of the beneficial conversion feature is the amount by which the fair value of the underlying common shares at the date of the agreement exceeded the value of shares issuable based on the carrying value of the debenture, after reducing such carrying value for the fair value of the warrants.  These assigned values were recorded as a reduction to the amount initially assigned to the debentures and as additional paid-in capital.  The remaining balance of $544,734 was recorded as a long-term liability.  The carrying value of the  liability is being accreted to the redemption value of the debentures over the period from August 31, 2004 to the initial maturity date of August 31, 2006.

During 2005, accretion of $345,004 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  Also during 2005, $200,000 of these debentures were converted into 1,000,000 common shares in accordance with their original terms.  As at December 31, 2005, $950,000 of these debentures remain outstanding.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

9.   Convertible debenture (continued):

(b) During February 2005, the Corporation received gross cash proceeds of $1,500,000 from the issuance of 8% redeemable convertible debentures of the Corporation plus 4,500,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on February 11, 2005 and the debentures mature on February 11, 2007.  The debentures are convertible at the option of the holder at any time or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30. The conversion price of the debentures is $0.20 per share of common stock.  Interest on these debentures is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before February 11, 2010, on which date the warrants will expire.

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture, using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which totaled $1,452,175, and initially recorded these values as additional paid-in capital.  The intrinsic value of the beneficial conversion feature is the amount by which the fair value of the underlying common shares at the date of the agreement exceeded the value of shares issuable based on the carrying value of the debenture, after reducing such carrying value for the fair value of the warrants.  These assigned values were recorded as a reduction to the amount initially assigned to the debentures and as additional paid-in capital.  The remaining balance of $47,825 was recorded as a long-term liability.  The carrying value of the liability is being accreted to the redemption value of the debentures over the period from February 11, 2005 to the initial maturity date of February 11, 2007.

During 2005, accretion of $294,098 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  Also during 2005, $150,000 of these debentures were converted into 750,000 common shares in accordance with their original terms.  As at December 31, 2005, $1,350,000 of these debentures remain outstanding.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

9.

Convertible debenture (continued):

(c)

During March 2005, the Corporation received gross cash proceeds of $500,000 from the issuance of 8% redeemable convertible debentures of the Corporation plus 1,500,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on March 24, 2005 and the debentures mature on March 24, 2007.  The debentures are convertible at the option of the holder at any time or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30. The conversion price of the debentures is $0.20 per share of common stock.  Interest on these debentures is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before March 24, 2010, on which date the warrants will expire.

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture, using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which totaled $484,058, and initially recorded these values as additional paid-in capital.  The intrinsic value of the beneficial conversion feature is the amount by which the fair value of the underlying common shares at the date of the agreement exceeded the value of shares issuable based on the carrying value of the debenture, after reducing such carrying value for the fair value of the warrants.  These assigned values were recorded as a reduction to the amount initially assigned to the debentures and as additional paid-in capital.  The remaining balance of $15,942 was recorded as a long-term liability.  The carrying value of the liability is being accreted to the redemption value of the debentures over the period from March 24, 2005 to the initial maturity date of March 24, 2007.

During 2005, accretion of $249,365 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability. Also during 2005, $233,036 of these debentures were converted into 1,165,180 common shares in accordance with their original terms.  As at December 31, 2005, $266,964 of these debentures remain outstanding.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

10.

Common stock:

 Authorized share capital:

150,000,000 common stock at par value of $0.001 per share

5,000,000 preferred stock at par value of $0.001 per share

(a)

Loss per share:

The following table sets forth the computation of basic and diluted loss per share:

	2005	2004

Loss for the period	$ (5,450,408)	$ (3,318,998)

Weighted average number of:
Common shares outstanding	85,938,087	75,144,825

Basic and diluted loss per common share	$ (0.06)	$ (0.04)

For the years ended December 31, 2005 and 2004, all of the Corporation’s common shares issuable upon the exercise of stock options, warrants and convertible debentures were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

During the year ended December 31, 1998, the Corporation established a stock option plan pursuant to which 3,000,000 common shares were reserved for issuance.  This plan was replaced on December 6, 1999, by a new stock option plan (“1999 Plan”) pursuant to which 5,000,000 common shares were reserved for issuance.  On July 5, 2000, the shareholders approved a change in the maximum number of options issuable under this plan to 20% of the number of common shares outstanding including shares of common stock previously issued under the plan.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

10.

Common stock (continued):

(b)

Stock option plan:

The Corporation grants options to employees and non-employees.  For employee and non-employee options, compensation expense is recognized using the fair value-based method of accounting per SFAS No. 123.  The fair value of employee and non-employee grants in 2005 and 2004 was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 154% (2004 – 175%) based on weekly stock price; risk-free interest rate of 3.25% (2004 – 3.25%) and expected lives between 1 to 5 years.

Included in expenses for 2005 is total stock-based compensation of $657,818 (2004 - $806,202).

Stock option transactions for the respective periods and the number of stock options outstanding are summarized as follows:

		Outstanding	Options
	Shares available to be granted under option	Number of common shares issuable	Weighted average exercise price

Balance, December 31, 2003	7,589,707	5,126,083	$ 0.19
Options granted	(2,560,000)	2,560,000	0.41
Options expired/cancelled	628,666	(628,666)	0.32
Options exercised	-	(304,917)	0.15
Increase in reserved for issuance	3,631,916	-	-

Balance, December 31, 2004	9,290,289	6,752,500	$ 0.26

Options granted	(2,952,500)	2,952,500	0.24
Options expired/cancelled	2,153,752	(2,153,752)	0.29
Options exercised	-	(775,831)	0.17
Increase in reserved for issuance	2,910,121	-	-

Balance, December 31, 2005	11,401,662	6,775,417	$ 0.25

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

10.

Common stock (continued):

 (b)

Stock option plan (continued):

The following table summarizes information about stock options under the plan outstanding at December 31, 2005:

		Options Outstanding		Options Exercisable
Range of exercise prices	Number outstanding at December 31, 2005	Weighted average remaining contractual life (years)	Weighted average exercise price	Number outstanding at December 31, 2005	Weighted average exercise price

$0.11 - 0.20	3,330,417	3.28	$0.16	1,984,236	$0.15
$0.23 - 0.29	2,105,000	4.05	$0.27	639,167	$0.27
$0.30 - 0.38	940,000	2.94	$0.34	607,500	$0.33
$0.70	400,000	3.50	$0.70	200,000	$0.70

	6,775,417	3.49	$0.25	3,430,903	$0.24

Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

Stock options have initial terms of five years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

 (c)

Warrants:

The following non-transferable share purchase warrants were outstanding at December 31, 2005:

Expiry date	Exercise price per share	Number of shares

March 31, 2006	$ 0.50	2,059,492
August 31, 2006	0.23	555,555
October 13, 2006	0.20	125,000
May 1, 2007	0.32	120,000
September 30, 2007	0.50	525,700
September 30, 2007	0.25	1,553,433
October 01, 2007	0.20	100,000
October 01, 2008	0.25	150,000
August 31, 2009	0.20	1,750,000
October 13, 2009	0.20	150,000
February 11, 2010	0.20	4,500,000
March 14, 2010	0.20	625,000
July 01, 2010	0.40	75,000
July 01, 2010	0.50	75,000

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

11.

Commitments:

The Corporation has the following future minimum lease commitments for premises and equipment:

2006	$ 105,793
2007	105,793
2008	105,793
2009	52,896

$ 370,275

In 2005, rent expense was $93,100 (2004 - $77,231).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

12.

Income taxes:

At December 31, 2005, the Corporation has US tax net operating loss carryforwards approximating $2,842,025 which will begin to expire in 2019.

The Corporation has Canadian tax net operating losses of approximately $15,754,000 which expire as follows:

2006	$ 1,653,000
2007	$ 3,450,000
2008	$ 1,287,000
2009	$ 2,990,000
2010	$ 1,274,000
2011	$ 1,856,000
2015	$ 3,244,000

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Corporation has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets.

Expected tax recovery of $1,891,292, which amount has been calculated by applying the statutory tax rate of 34.7% to the loss before income taxes of $5,450,408, differs from income tax expense of $nil due primarily to the existence of loss carryforwards created in the year, the tax benefit of which has been offset by an increase in the valuation allowance.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

12.

Income taxes (continued):

Significant components of the Corporation’s deferred tax assets as of December 31 are as follows:

	2005	2004

Deferred tax assets:
Net operating loss carry forwards	$ 6,165,300	$ 5,262,696
Depreciation/amortization	51,542	256,113
Other	1,141,021	1,071,549

Total deferred tax assets	7,357,863	6,590,358
Valuation allowance	(7,357,863)	(6,590,358)

Net deferred taxes	$ -	$ -

13.

Segmented information:

(a)

Segment information:

During 2005 and 2004, the Corporation was operating only in the RF power amplifier segment.

(b)

Geographic information:

Substantially all assets and operations are in Canada.  A summary of sales by region of customer location is as follows ($000):

	2005	2004

China	$ 2,346	$ 2,477
United States	1,903	1,981
Israel	69	101
Canada	588	462

Total sales	$ 4,906	$ 5,021

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

13.

Segmented information (continued):

 (c)

Major customers:

Sales to customers representing greater than 10% of total sales are as follows ($000):

	2005	2004
Customer A	$ 1,506	$ 2,477
Customer B	442	416
Customer C	-	977
Customer D	486	174
Customer E	1,693	-

Accounts receivable representing greater than 10% of total outstanding accounts receivable are as follows ($000):

	2005	2004
Customer A	$ 174	$ 132
Customer B	19	89
Customer D	395	124
Customer E	54	167

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

14.

Contingent liabilities:

 (a)

Contingent liability on sale of products:

(i)

Under a license agreement, the Corporation is committed to royalty payments based on the sales of products using certain technologies.  Royalties are paid between 5% to 6% of sales of licensed products sold integrating the XNN Technology into various products to a minimum of $150,000 within twelve months subsequent to the first commercial sales of the integrated product.  No such sales have occurred to December 31, 2005.

(ii)

Under an agreement with the Government’s National Research Council Canada IRAP (“IRAP”) program, the Corporation received conditionally repayable government assistance amounting to $368,275 (CDN$483,491) to support the development of a multi-carrier linear power amplifier.  Under the terms of the agreement, an amount up to a maximum of $534,000 (CDN$725,236) is to be repaid at a rate of 1.5% of quarterly gross revenue commencing on September 1, 2003, on a quarterly basis.  For December 31, 2005, the Corporation recorded $73,584 (CDN$89,781) as royalties expense and $75,308 (CDN $98,006) in 2004.

 (iii)

Under an agreement with the Canada Israel Industrial Research & Development Foundation, the Corporation is eligible to receive conditionally repayable government assistance amounting to $262,078 (CDN$350,000) to support the development of a multi-carrier linear power amplifier.  To date, the Corporation claimed gross proceeds of $98,622 (CDN$ 116,667) in 2005, nil in 2004 and $163,456 (CDN$ 233,333) in 2003, which have been recorded as government grant income, a reduction of expenses incurred.  Under the terms of the agreement, commencing with the first commercial transaction, the assistance is repayable to the extent of 2.5% of yearly gross sales until 100% of the grant has been repaid.  As at December 31, 2005, the Corporation has not yet commenced the commercialization of such product, and thus no repayment is required.

The Corporation recognizes royalty obligations as determinable in accordance with agreement terms.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

14.

Contingent liabilities (continued):

(c)

Product warranty:

The Corporation provides for estimated warranty costs at the time of product sale.  Warranty expense accruals are based on best estimate with reference to historical claims experience.  Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided.  An analysis of changes in liability for product warranties follows:

	2005	2004

Balance, beginning of year	$ 40,667	$ 38,084
Provision increase	32,530	41,775
Expenditures	(30,236)	(39,192)

Balance, end of year	$ 42,961	$ 40,667

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

15.

Supplementary information:

(a)

Cash flow information:

	2005	2004

Cash paid for:
Interest	$ 77,405	$ 20,690
Non-cash financing and investing activities:
Issuance of common shares in settlement of accounts payable	285,383	90,495
Issuance of common shares upon exercise of options in settlement of promissory notes payable	47,583	-
Issuance of common shares on conversion of convertible debenture (note 9)	624,036	114,400
Purchase of equipment funded by obligation under capital lease	745,266	322,862
Amendment of note payable to convertible note payable	-	99,999

 (b)

Allowance for doubtful accounts:

	2005	2004

Balance, beginning of year	$ -	$ 11,503
Recoveries and other adjustments	-	(11,503)

Balance, end of year	$ -	$ -

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2005 and 2004

16.

Related party transactions:

During the year ended December 31, 2005, the Corporation incurred professional fees of $9,428(2004 - $8,974) from a company owned by a director of the Corporation and incurred nil (2004 - $32,275) consulting fees from a company owned by a former director of the Corporation.  These amounts are included in general and administrative expenses.

17.

Subsequent events:

(i)  Subsequent to December 31, 2005, the Corporation realized gross cash proceeds of $2,200,000 from the issuance of 8% redeemable convertible notes(“Notes”) of the Corporation plus 6,875,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on February 28, 2006 and the Notes are to mature on February 28, 2009.  The Notes are convertible into common stock at the option of the holders at $0.16 per share, provided that until July 1, 2006 the Notes are convertible into a maximum aggregate of 10,000,000 shares of common stock.  Also, subject to certain conditions, the Corporation can force conversion of the Notes if the volume weighted average price of the common stock is at least $0.32 for 20 consecutive trading days. Interest on these notes is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time. Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.16 on or before February 28, 2011, on which date the warrants will expire.

(ii)  Effective February 15, 2006, the Company entered into a merger agreement (the "Agreement") dated February 7, 2006 with Avantry Ltd., an Israeli corporation ("Avantry"), for the merger of Avantry into Unity Wireless Microwave Systems Ltd., a newly formed Israeli corporation that is wholly owned by the Corporation.

At the closing the Corporation will issue to the shareholders of Avantry convertible promissory notes of the Corporation in the aggregate principal amount of USD $1,750,000 and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of USD $0.40 a share.

The closing of the transaction is subject to standard closing conditions, including regulatory approvals.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware Business Corporation Act, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of our company.  To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of our company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling stockholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,838.97
Printing and engraving expenses	$0
Accounting fees and expenses	$5,000 (1)
Legal fees and expenses	$5,000 (1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$ 1,000(1)
Total	$13,838.97

(1) We have estimated these amounts

RECENT SALES OF UNREGISTERED SECURITIES

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Within the past three years, we have sold the following securities pursuant to available exemptions from the registration requirement under the U.S. Securities Act of 1933.

During November of 2006 we issued warrants to purchase 1,500,000 shares of our common stock at $0.10 per share and warrants to purchase 1,500,000 shares of our common stock at $0.15 per share, to private investors that provided a $1,500,000 bridge loan bearing interest at 8% per annum.  The offer and sale of the warrants were exempt from registration in reliance on the provisions of Regulation S under the U.S. Securities Act of 1933 (the “Act”).  The resales of the shares of common stock underlying the warrants are being registered in this registration statement.

On December 13, 2006, we sold to private investors secured convertible notes (“Notes”) in the aggregate principal amount of $1,350,000.  The Notes are  convertible into shares of our common stock at $0.09 per share.  Purchasers of the Notes also received warrants to purchase 7,500,000 shares of our common stock at $0.10 per share (“Warrants”).  The offer and sale of the Notes and the Warrants were exempt from registration in reliance on the provisions of Regulation S, and Rule 506 of Regulation D under the Act.  The resales of the shares of common stock underlying the Notes, interest payable on the Notes for the ensuing 12 month period, and Warrants are being registered in this registration statement.

In December of 2006, we reduced from $0.16 to $0.09 the per share conversion price of $3,400,000 in aggregate principal amount of secured convertible notes previously issued to investors, and reduced from $0.16 to $0.10 the per share exercise price of 7,375,000 warrants previously issued to these investors.   The reduction in the conversion price and exercise price were in consideration of the agreement of these  investors to allow a financial institution, providing a line of credit, to have a first priority over our accounts receivable.   The investors further agreed to extend the maturity date of the prior notes from February 28, 2009 to December 13, 2009.  The repricing and extension of the foregoing secured convertible notes and warrants was made pursuant to Regulation S.  The resales of the shares of common stock underlying such secured convertible notes and warrants are being registered in this registration statement.

In December of 2006 we issued to Oceana Partners, LLC 750,000 shares of common stock and warrants to purchase 791,667 shares of common stock at an exercise price of $0.10 per share, in exchange for investment banking and analyst coverage services rendered.

In December of 2006 we issued to Cambria Capital, LLC warrants to purchase 388,889 shares of common stock at an exercise price of $0.10 per share, in exchange for investment banking services rendered.

In December of 2006 we sold to private investors 10,944,400 common shares in the aggregate principle amount of $984,996.  Purchasers of the shares also received warrants to purchase 16,416,600 shares of our common stock at $0.10 per share (“Warrants”).  The offer and sale of the Shares and the Warrants were exempt from registration in reliance on the provisions of Regulation S, and Rule 506 of Regulation D under the Act.  The resales of the shares of common stock and Warrants are being registered in this registration statement.

In December of 2006 we issued to Meitav Underwriting Ltd. warrants to purchase 656,664 shares of common stock at an exercise price of $0.10 per share, in exchange for investment banking services rendered.

Effective August 17, 2006, we completed the purchase of Celletra, Ltd., an Israel corporation, pursuant to the terms of a purchase agreement entered into by and among the parties effective July 17, 2006.  As a result of the purchase, Celletra has become a wholly owned subsidiary of the Company.  In connection with the purchase of Celletra, we issued 90,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock at a prices between $0.10 and $0.30 expiring December 13, 2011.  The offer and sale of the Class B Shares and warrants were exempt from registration in reliance on the provisions of Regulation S under the Act.  The resales of the shares of common stock underlying the warrants are being registered in this registration statement.

We incorporate by reference the following sections of our periodical filings with the SEC disclosing further sales of unregistered securities by us:

1.

Item 2 of our Form 10QSB’s filed with the SEC for the periods ended September 30, June 30 and March 31 of 2006, 2005 and 2004.

2.

Item 5 of our Form 10KSB’s for the years ended December 31, 2003, 2004 and 2005.

EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibits Required by Item 601 of Regulation S-B

Exhibit
Number

Description

2.1*

Form of Acquisition Agreement with Avantry Ltd dated  February 7, 2006 (17)

2.2*

Form of Avantry Ltd. Shareholder Letter dated February 7, 2006 (17)

2.3*

Form of Acquisition Agreement with Celerica Inc. dated  May 15, 2006 (19)

2.4*

Form of Celerica Inc. Shareholder Letter. dated  May 15, 2006 (19)

2.5*

Form of Acquisition Agreement with Celletra Ltd. dated  July 17, 2006 (20)

2.6*

Form of Celletra Ltd. Shareholder Letter. dated  July 17, 2006 (20)

3.1*

Amended and Restated Certificate of Incorporation of Unity Wireless Corporation (1)

3.2*

Amended and Restated Bylaws of Unity Wireless Corporation (2)

3.3*

Certificate of Amendment dated August 5, 2004 to the Amended and Restated Certificate of Incorporation (2.5)

4.1*

Consulting agreement among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated January 1, 2001 (3)

4.2*

Consulting agreement amendment among Mueller & company, Inc. and Unity Wireless Corporation dated November 15, 2001 (3)

4.3*

1999 Stock Option Plan, as amended (3)

4.4*

Recommended Stock Option Grant Policy for our company (3)

4.5*

Consulting agreement among Myer Bentob and Unity Wireless Corporation dated August 7, 2003 (12)

4.6*

Form of Secured Convertible Note issued by Unity Wireless Corporation and Unity Wireless Systems Corporation in the aggregate principle amount of $956,322.50 (8)

4.7*

Form of Addendum to Secured Convertible Note between Unity Wireless Corporation, Unity Wireless Systems Corporation and each of the following: (9)

S. Heiman
Casey J. O'Byrne Professional Corporation
Moshe Rosner
Jeffrey Rubin
William N. Weidman
Chancellor Apartments LLC
Gabrielle Chaput
Desmonde Farruga
Shalom Torah Centers
Sid M. Tarrabain Professional Corporation
Mokhlis Y. Zaki

4.8*

Form of warrants issued in June and July 2003 to holders of Secured Convertible Notes for an aggregate of 6,865,484 shares. (10)

4.9*

Form of subscription agreement for shares of common stock and warrants issued to Myer Bentob, in a private placement, for an aggregate of 833,333 shares and 416,667 warrants.(11)

4.10*

Form of warrants issued to Myer Bentob, in a private placement, for an aggregate of 416,667 shares. (11)

4.11*

Form of warrants issued to Michael Mulshine for an aggregate of 100,000 shares (12)

4.12*

Form of warrants issued to Michael Mulshine for an aggregate of 150,000 shares (12)

4.13*

Form of agreement with Beth Medrash Govoha of Lakewood to convert promissory note into 1,806,666 shares and 1,666,666 warrants (12)

4.14*

Form of warrants issued in January 2004 to previous holders of warrants issued in conjunction with Secured Convertible Notes for an aggregate of 6,032,150 shares (12)

4.15*

Form of warrants issued in April 2004 to previous holders of warrants issued (12)

4.16*

Form of Convertible Note and Purchase Agreement (13)

4.17*

Form of Secured Convertible Promissory Note (13)

4.18*

Form of Warrant (13)

4.19*

Financial Advisory /Investment Banking Agreement with Duncan Capital LLC, as amended (13)

4.20*

Form of Note and Form of warrant issued to Keren MYCB Elias Foundation in August 2004 (14)

4.21*

Form of warrants issued in October 2004 to previous holders of warrants (14)

4.22*

Form of warrants issued in October 2004 to Osprey Partners (14)

4.23*

Form of Convertible Note and Purchase Agreement dated February 11, 2005 (15)

4.24*

Form of Secured Convertible Promissory Note issued February 11, 2005 (15)

4.25*

Form of Warrant issued February 11, 2005 (15)

4.26*

Form of Security Agreement dated February 11, 2005(15)

4.27*

Form of Convertible Note and Purchase Agreement dated March 24, 2005 (16)

4.28*

Form of Secured Convertible Promissory Note issued March 24, 2005 (16)

4.29*

Form of Warrant issued March 24, 2005 (16)

4.30*

Form of Security Agreement issued March 24, 2005 (16)

4.31*

Form of Security Convertible Note issued February 28, 2006 (18)

4.32*

Form of Warrant issued February 28, 2006 (18)

4.33*

Form of Additional Issuance Agreement - December 2006 (21)

4.34*

Form of Secured Convertible Note - December 2006 (21)

4.35*

Form of Subsidiary Guarantee Regarding Additional Issuance Agreement - December 2006 (21)

4.36*

Form of Consent, Waiver and Amendment Agreement - December 2006 (21)

4.37*

Form of Letter Provided to Investors - December 2006 (21)

4.38*

Form of Loan and Security Agreement - December 2006 (21)

4.39*

Form of.Promissory Note - December 2006 (21)

4.40*

Form of Subsidiary Guarantee Regarding Loan and Security Agreement - December 2006 (21)

4.41*

Form of Intercreditor Agreement Regarding Loan and Security Agreement and Additional Issuance Agreement - December 2006 (21)

4.42*

Form of Warrant Regarding Additional Issuance Agreement and Loan and Security Agreement - December 2006 (21)

4.43*

Form of Subscription Agreement – December 2006(22)

4.44*

Form of Warrant Regarding Subscription Agreement - December 2006 (22)

5.1        Opinion of Morton and Company(to be filed by amendment)

10.1*

Asset Purchase Agreement dated October 6, 2000 among Unity Wireless Systems Corporation, a British Columbia, Canada, corporation, 568608 B.C. Ltd., a British Columbia, Canada corporation, Traffic Systems, L.L.C., an Arizona limited liability company, Traffic Safety Products, Inc., an Arizona corporation and James L. Hill (4)

10.2*

Intellectual Property License Agreement, dated October 6, 2000, between Unity Systems Corporation, as licensor, and Traffic Systems, LLC, as licensee (4)

10.3*

Share Purchase Agreement, dated November 16, 2000 among John Robertson, Mirza Kassam, Chris Neumann, Robert Fetherstonhaugh, Unity Wireless Corporation, Stirling Mercantile Corporation, Peter A. Scott Consulting Ltd., W. Hugh Notman (5)

10.4*

Asset Purchase Agreement, dated for reference December 30, 2000, among Unity Wireless Integration Corporation as vendor, Lyma Sales & Management Corp. as purchaser and Unity Wireless Corporation (6)

10.5*

Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend Asset Purchase Agreement, effective April 9, 2001, by and among Traffic Systems, L.L.C., Unity Wireless Systems Corporation, Traffic Safety Products, Inc. and Jim Hill (7)

10.6*

Form of Private Placement Purchase Agreement, dated November 20, 2002, among Unity Wireless Corporation, Unity Wireless Systems Corporation, and each person or entity listed in 10.11 below. (8)

10.7*

General Security Agreement, dated for reference November 20, 2002, between each of the Investors listed in Schedule 1 to the Agreement, Unity Wireless Systems Corporation and Jeffrey Rubin, as Agent. (8)

10.8*

General Security Agreement, dated for reference, November 20, 2002, between each of the Investors listed in Schedule 1 to the Agreement, Unity Wireless Corporation and Jeffrey Rubin, as Agent.

10.9*

License Agreement, dated April 23, 2002, between Unity Wireless Corporation and Paragon Communications. (8)

10.10*

Agreement, dated July 19, 2002, between Unity Wireless Corporation and Dekolink Wireless Ltd. (8)

10.11*

Manufacturing Agreement, dated July 10, 2002, between Unity Wireless Systems Corporation and Netro Corporation. (8)

10.12*

Strategic Supply Agreement, dated June 19, 2002, between Unity Wireless Systems Corporation and Avtec, AB. (8)

10.13*

Investor Relations Agreement, dated April 10, 2002, between Unity Wireless Corporation and Osprey Partners. (8)

10.14*

Amendment to Investor Relations Agreement, dated September 20, 2002, between Unity Wireless Corporation and Osprey Partners. (8)

10.15*

Form of Security Agreement (13)

10.16*

Form of Security Purchase Agreement dated February 28, 2006 (18)

10.17*

Form of Security Agreement dated February 28, 2006 (18)

10.18*

Form of Subsidiary Guarantee Agreement dated February 28, 2006 (18)

10.19*

Form of Registered Rights Agreement dated February 28, 2006 (18)

10.20*

Form of Agreement with Cambria Capital dated  January 13, 2006 (18)

10.21*

Agreement with Oceana Partners LLC dated November 30, 2006 (21)

14* Code of Ethics.(12)

21.1

Subsidiaries of our company:

Unity Wireless Systems Corporation (British Columbia)
Unity Wireless Microwave Systems Ltd. (Israel)
Unity Wireless Acquisition Corp. (State of Delaware)
321373 B.C. Ltd. (British Columbia)

23.1**

Consent of KPMG LLP

23.2      Consent of Morton and Company(included in Exhibit 5.1)

*

Previously filed

**

Filed herewith

(1)

Incorporated by reference to the company's Form SB-2 filed with the Securities and Exchange Commission on October 4, 2000.

(2)

Incorporated by reference to the company's Form SB-2 filed with the Securities and Exchange Commission on May 13, 2004.

(2.5)

Incorporated by reference to the company's Form 10-QSB filed with the Securities and Exchange Commission on August 6, 2004.

(3)

Incorporated by reference to the company's Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001.

(4)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on October 23, 2000.

(5)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 4, 2000.

(6)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on January 16, 2001.

(7)

Incorporated by references to the company's Form SB-2A filed with the Securities and Exchange Commission on May 3, 2001.

(8)

Incorporated by reference to our Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2003.

(9)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on May 2, 2003.

(10)

Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2003.

(11)

Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on November 15, 2003.

(12)

Incorporated by reference to our Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2004.

(13)

Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 7, 2004.

(14)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on October 27, 2004.

(15)

Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 14, 2005.

(16)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on April 20, 2005.

(17)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on February 17, 2006.

(18)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on March 6, 2006.

(19)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on May 30, 2006.

(20)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on July 21, 2006.

(21)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 19, 2006.

(22)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 29, 2006.

UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)

For the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Unity Wireless pursuant to the foregoing provisions, or otherwise, Unity Wireless has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by Unity Wireless of expenses incurred or paid by a director, officer or controlling person of Unity Wireless in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Unity Wireless will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, British Columbia on December 29, 2006.

UNITY WIRELESS CORPORATION

/s/ Ilan Kenig

By: Ilan Kenig, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Dallas Pretty

By: Dallas Pretty, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Ilan Kenig

Ilan Kenig, President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Dallas Pretty

Dallas Pretty, Chief Financial Officer

(Principal Accounting Officer)

/s/ Andrew Chamberlain

Andrew Chamberlain, Director and Corporate Secretary

/s/ Ken Maddison

___________________

Ken Maddison, Director

/s/ Doron Nevo

Doron Nevo, Director

/s/ Victor Halpert

Victor Halpert, Director

/s/ David Golschmidt

David Golschmidt, Director

/s/ Ran Shahor

Ran Shahor, Director

/s/ Amir Gal-Or

Amir Gal-Or, Director